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VANTAGE ENERGY SERVICES, INC. (A Corporation in the Development Stage) FINANCIAL STATEMENTS JANUARY 31, 2007
TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on May 4, 2007

File No: 333-138565

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VANTAGE ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	51-0599779 (I.R.S. Employer Identification Number)

777 Post Oak Blvd., Suite 610
Houston, Texas 77056
(713) 839-8856
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul A. Bragg
Chief Executive Officer
777 Post Oak Blvd., Suite 610
Houston, Texas 77056
(713) 839-8856
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Chris E. Celano, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 (212) 370-7889—Facsimile	Gregg A. Noel, Esq. Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Unit (1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant(2)	28,750,000 Units	$8.00	$230,000,000	$24,610

Shares of Common Stock included as part of the Units(2)	28,750,000 Shares	—	—	—	(3)

Warrants included as part of the Units(2)	28,750,000 Warrants	—	—	—	(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	28,750,000 Shares	$6.00	$172,500,000	$18,458

Representative's Unit Purchase Option	1	$100	$100	—	(3)

Units underlying the Representative's Unit Purchase Option ("Representative's Units")(4)	1,250,000 Units	$9.60	$12,000,000	$1,284

Shares of Common Stock included as part of the Representative's Units(4)	1,250,000 Shares	—	—	—	(3)

Warrants included as part of the Representative's Units(4)	1,250,000 Warrants	—	—	—	(3)

Shares of Common Stock underlying the Warrants included in the Representative's Units(4)	1,250,000 Shares	$7.20	$9,000,000	$963

Total			$423,500,100	$45,316	(5)

(1)
Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,750,000 units, and 3,750,000 shares of common stock and 3,750,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over allotments, if any.
(3)
No fee pursuant to Rule 457(g).
(4)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(5)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 4, 2007

PRELIMINARY PROSPECTUS

Vantage Energy Services, Inc.

$200,000,000

25,000,000 Units

Vantage Energy Services, Inc. is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses in the oilfield services industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

  •
  one share of our common stock; and

  •
  one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and                            , 2008 [one year from the effective date of the registration statement], and will expire on                           , 2011 [four years from the effective date of the registration statement], or earlier upon redemption.

We have granted Deutsche Bank Securities Inc. a 30-day option to purchase up to 3,750,000 additional units solely to cover over-allotments, if any (over and above the 25,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $9.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol "VTG.U" on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols "VTG" and "VTG.WS", respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves risk. See "Risk Factors" beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses
Per Unit	$8.00	$0.56	$7.44
Total	$200,000,000	$14,000,000	$186,000,000

(1)
Includes deferred underwriting discounts and commissions of 3% of the gross proceeds, or $0.24 per unit ($6,000,000), payable to the underwriters only upon consummation of a business combination.

Of the net proceeds from this offering and the private placement of the founder securities that are described in this prospectus and which are to be financed from the founders' personal funds, $197,000,000 ($7.88 per unit) will be deposited into a trust account (of which $6,000,000 or $0.24 per unit is attributable to the underwriters' discounts and commissions) at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred fees. All of the funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. In accordance with Delaware law, we will liquidate as promptly as possible and distribute only to our public stockholders the amount, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers and directors, in our trust account (including any accrued interest) plus any remaining net assets if we do not effect a business combination by                           , 2009 [24 months from the date of this prospectus].

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                           , 2007.

Deutsche Bank Securities Legend Merchant Group, Inc.

The date of this prospectus is                           , 2007.

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. All share and per share information in this prospectus gives effect to a stock dividend effected in February 2007 in the ratio of one share for each share issued and outstanding. Unless otherwise stated in this prospectus:

  •
  references to "we," "us,", "our", "company" or "our company" refer to Vantage Energy Services, Inc.;

  •
  references to our "founding stockholders" refer to our officers and directors who have purchased, as of the date of this prospectus, shares of common stock and who will have purchased founder securities in the private placement which will close immediately prior to the effective date of this prospectus;

  •
  references to our "founder units" refer to the 375,000 units to be purchased by our founding stockholders in the private placement which will close immediately prior to the effective date of this prospectus at the price of $8.00 per unit;

  •
  references to our "founder warrants" refer to the 3,000,000 warrants to be purchased by our founding stockholders in the private placement which will close immediately prior to the effective date of this prospectus at the price of $1.00 per warrant;

  •
  references to our "founder securities" refer to the founder units and the founder warrants, collectively;

  •
  references to "business combination" mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 30% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition;

  •
  references to "public stockholders" refer to holders of common stock sold as part of the units in this offering or in the public market, including any founding stockholders to the extent that they purchase or acquire such shares of common stock;

  •
  references to our "officers" refer to executive officers and non-executive officers of Vantage Energy Services, Inc.; and

  •
  unless expressly stated to the contrary, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

        We are a blank check company organized under the laws of the State of Delaware on September 8, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

        Our executive officers and directors have extensive experience in the energy industry as managers, principals or directors of worldwide energy companies. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the energy industry, with experience in negotiating and structuring transactions in the areas in which we will attempt to compete. Our officers and directors have extensive experiencing in identifying, negotiating with and conducting due diligence on companies targeted for acquisition in the energy industry. For example, during their employment at Pride International, Inc. from 1993 through 2005, Messrs. Bragg, O'Leary, Estrada and Guiscardo were involved in the acquisition of approximately 30 oilfield services companies. Transactions ranged in size from several million dollars to greater than $750 million. Additionally these individuals negotiated for and managed the construction of new assets at an aggregate cost of approximately $2 billion during their employment at Pride International, Inc. Prior to the consummation of a business combination, we intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses in the oilfield services industry and negotiating the terms of such transaction. We will not consider or seek business opportunities in industries other than in the oilfield services industry.

        Subsequent to the consummation of a business combination, we believe that the strengths of our management team, particularly their extensive operations experience in the energy industry, will be valuable with respect to operating any business we may acquire.

        According to the Energy Information Administration, demand for energy in the global economy will increase from 421 Quadrillion Btu in 2003 to 665 Quadrillion Btu in 2025. According to Spears & Associates, worldwide spending in the oilfield services sector is scheduled to increase from $198 billion in 2006 to $236 billion in 2007. Since our plan is to identify and acquire businesses in this sector, opportunities for growth will be key factors in the ultimate execution of our business plan. Our targeted businesses may include one or more companies that are engaged in:

  •
  Oil and gas contract drilling services. This includes companies that provide conventional and horizontal contract drilling services to exploration and production companies to include land-based and offshore drilling rigs in both U.S. and international markets, rig management services to include technical drilling assistance and personnel and rig repair and maintenance services.

  •
  Other well services. This includes drilling and completion fluids, well logging and other wireline services, measurement-while-drilling and logging-while-drilling services, well stimulation, casing services, coiled tubing services, well engineering and project management and well testing services.

  •
  Manufacturing, selling and distributing oilfield services and products. This includes companies that manufacture, sell and distribute products and perform services that are used in the drilling and completion of new oil and gas wells and the maintenance of existing wells.

  •
  Seismic acquisition and reservoir imaging. This includes companies that acquire, process, interpret and market geophysical information that provides 2D and 3D images of the subsurface as well as 4D surveys on a contract basis to a single client or on a multi-client basis where the data is licensed to multiple clients.

  •
  Marine transportation and supply. This includes companies that employ offshore support vessels to transport materials, supplies and personnel and to position drilling structures.

  •
  Oil and gas exploration. This includes companies engaged in the exploration for new oil and gas wells, as well as drilling and completion activities in mature fields.

        We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target acquisition or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders. While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

        In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

        Our business combination may take the form of a joint venture wherein we acquire less than a 100% ownership interest in certain properties, assets or entities. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers. We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and the Company may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law or by regulation of the American Stock Exchange, we would seek stockholder approval of such financing. In the absence of a requirement by law or a regulation of the American Stock Exchange (for example, if such financing involves the issuance of common stock or securities convertible into common stock which could result in an increase in our outstanding common stock of 20% or more), we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets held in trust at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

    Conflicts

        The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

        Our principal executive offices are located at 777 Post Oak Blvd., Suite 610, Houston, Texas 77056 and our telephone number is (713) 839-8856.

The Offering

Securities offered	25,000,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website after the filing. See the section appearing elsewhere in this prospectus entitled "Where You Can Find Additional Information."

Common stock:
Number outstanding before this offering and private placement	6,250,000 shares
Number to be outstanding after this offering and private placement	31,625,000 shares
Warrants:
Number outstanding before this offering and private placement	0 warrants
Number to be outstanding after this offering and private placement	28,375,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$6.00

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.
Exercise period
The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants. The warrants will become exercisable on the later of:
• the completion of a business combination, and
• [ ], 2008 [one year from the effective date of the registration statement].
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the effective date of the registration statement] or earlier upon redemption.
Redemption	We may redeem the outstanding warrants (other than the warrants included in and underlying the founder securities):
• in whole and not in part,
• at a price of $0.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days' prior written notice of redemption, and

•
if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants (including those warrants to be sold to the founding stockholders in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.
Private Placement
Our officers and directors have collectively agreed to purchase a combined total of 375,000 founder units and 3,000,000 founder warrants prior to the effective date of this prospectus at the prices of $8.00 per unit and $1.00 per warrant for a total of $6,000,000, all of which are to be financed from the founders' personal funds and not borrowed funds. The founder warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founder securities will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $6,000,000 purchase price of the founder securities will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the founder securities will become worthless. See "Proposed Business—Effecting a business combination—Liquidation if no business combination" below.

The founder units and founder warrants have terms and provisions that are identical to the units and warrants being sold in this offering, respectively, except that (i) such founder securities will not have a claim to the funds held in the trust account, (ii) such founder securities will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (iii) such founder securities are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iv) the warrants underlying the founder securities will be non-redeemable so long as the founding stockholders hold them, and (v) the warrants underlying the founder securities are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

If any of the founding stockholders acquire units or warrants for their own account in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holders of the founder warrants (including the warrants comprising part of the founder units) could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the founder warrants (including the warrants underlying the founder units) non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk than that of public warrantholders due to the fact the founder warrants (including the securities underlying the founder units and warrants) are subject to transfer restrictions and to a longer holding period than that of the public warrantholders, and also to loss of investment upon liquidation, as described in the preceding paragraph. If our stock price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founder warrants (including the warrants underlying the founder units), the value of those warrants still held by these persons may also decline.
Proposed AMEX symbols for our:
Units	"VTG.U"
Common stock	"VTG"

Warrants	"VTG.WS"
Offering proceeds to be held in trust
Of the proceeds of this offering, $197,000,000 ($7.88 per unit), which includes the underwriters' deferred discount of $6,000,000 ($0.24 per unit), plus the proceeds from our private placement of founder securities of $6,000,000 ($0.24 per unit), will be placed in a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters' deferred discount along with the placement of such deferred discount and our founding stockholder' purchase price of the founder securities in a trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completing an initial business combination. The proceeds held in a trust will not be released until the earlier of the completion of our business combination (with a target acquisition (or acquisitions)) whose fair market value is at least equal to 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition (or acquisitions) or liquidation of the company. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business combination and the negotiation of an agreement to acquire a business combination; provided, however, except that to the extent the trust account earns interest or we are deemed to have earned income therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto, and to seek disbursements of net interest income up to an aggregate of $2,250,000, for working capital purposes. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $250,000 after the payment of the expenses relating to this offering). Of the $ 250,000 not held in the trust account, the Company anticipates that up to $125,000 will be reserved for working capital purposes (including funding no-shop provisions) and approximately $75,000 will be required to fund due diligence and other likely costs in a potential business combination. The underwriters have agreed to defer $6,000,000 of their underwriting discount, equal to 3% of the gross proceeds of the 25,000,000 units being offered to the public, until the consummation of a business combination.

Upon the consummation of a business combination, such deferred discount, reduced pro-ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $6,000,000 of deferred underwriting discount held in the trust account, all of which shall be distributed to our public stockholders.

A portion of the funds not held in the trust account will be used to repay a loan made to us by our officers and directors to cover offering related expenses. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment to fund a "no-shop" provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the company and liquidate our trust account. Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our founding stockholders and/or officers and directors other than:
• Repayment of a $275,000 interest-free loan made by our officers and directors to cover offering expenses; and
• Reimbursement for any expenses incident to the offering and finding a suitable business combination.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination
We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. Public stockholders may vote against a business combination and exercise their conversion rights described below. In connection with the vote required for our business combination, our founding stockholders have agreed to vote the shares of common stock owned by them immediately before this offering, purchased in the private placement or acquired in this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In connection with securities purchased after this offering, our founding stockholders have agreed to vote such shares of common stock in favor of a business combination.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both exercise their conversion rights described below and vote against the business combination. We will not propose a business combination to our stockholders that is conditioned on less than 29.99% of the public stockholders exercising their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder's shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below. Our threshold for conversion rights has been established at 30% in order for our offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type, but we have determined that this structural change is consistent with many other current filings with the Securities and Exchange Commission and that it would increase the likelihood of an approval of any proposed business combination. However, the 30% threshold entails certain risks described under the headings, "Risk Factors—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights" and "—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure." For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination."

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights for stockholders voting to reject a business combination
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, plus interest earned on their portion of the trust account (net of taxes payable and amounts disbursed for working capital purposes), if the business combination is approved and completed. If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $6.0 million ($0.24 per share) of deferred underwriting discount held in the trust account. Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination; each stockholder must also affirmatively exercise its conversion rights in order to receive its pro rata share of the trust account. However, if public stockholders of 30% or more in interest of our shares of common stock vote against the business combination and elect to convert their shares of common stock, we will not proceed with such business combination. Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Founding stockholders are not entitled to convert any of their shares of common stock into a pro rata share of the trust account. However, founding stockholders who acquire shares of common stock in or after this offering will be entitled to a pro rata share of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time periods. The founding stockholders will waive their right to receive any share of the trust account upon such liquidation of the trust account with respect to the shares of common stock owned by them immediately prior to this offering or acquired in the private placement, including the shares of common stock underlying the founder warrants.

Liquidation if no business combination
If we have not consummated a business combination by , 2009 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our officers and directors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us. We have an obligation to pursue indemnification from our officers and directors pursuant to the terms of their agreements with us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. Further, our officers and directors are liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.88, plus interest then held in the trust fund.
We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to all shares of common stock owned by them prior to this offering or purchased in the private placement, including the common stock underlying the founder warrants. In addition, the underwriters have agree to waive their rights to the $6,000,000 of deferred underwriting discount deposited in the trust account in the event we liquidate prior to the completion of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust fund. To the extent such funds are not available, the officers and directors have agreed to advance us the necessary funds (currently anticipated to be no more than approximately $15,000 in the event that our corporate existence ceases by operation of law) and have agreed not to seek repayment for such expenses.
Amended and Restated Certificate of Incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, we will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2009 [24 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We will, nevertheless, be continued for a term of three years from the time our existence ceases, or for such longer period as the Delaware Court of Chancery shall in its discretion direct, for the purpose of prosecuting and defending suits by or against us and of enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. We cannot assure you that we will properly assess all liabilities with which we may potentially be charged. As such, our stockholders could potentially be liable for any of our obligations to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely liabilities to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate existence on , 2009 [24 months from the date of this prospectus] as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Escrow of founding stockholders' shares
On the effective date of the registration statement, all of our founding stockholders will place the common stock and warrants that they owned before this offering or acquired in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares of common stock will not be transferable until one year after the consummation of a business combination at which time such shares of common stock will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Underwriters' purchase option
We have also agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $9.60 per unit, with the warrants issued as part of such units exercisable at $7.20 per share. The units issuable upon exercise of this option are identical to the other units offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances. The purpose of this option is to compensate the underwriters for the portion of their underwriting deferred discount that will be placed into the trust account and therefore is at risk of loss. The fair value of the purchase option we have agreed to sell to the underwriters is based on a Black-Scholes model on the date of sale and would be approximately $3.9 million using an expected life of four years, volatility of 51.5% and a risk-free interest rate of 4.66%. The option and the 1,250,000 units, the

1,250,000 shares of common stock, the 1,250,000 warrants underlying such units and the 1,250,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers, Inc. (the "NASD"), and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules.

Risks

        In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 23 of this prospectus. Some of our other risks include the following:

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  We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

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  We have no available cash and working capital and our officers and directors have only committed to advance us funds necessary to complete this offering. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

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  The discretion of our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

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  If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in trust may not be returned to you until             , 2009 [24 months from the date of this prospectus].

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  If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our public stockholders may receive significantly less than $7.88 per share and our warrants will expire worthless.

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  If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $7.88 per share held in trust.

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  Our ability to effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.

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  Our officers, directors and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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  Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous economic and competitive developments.

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  Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.

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  We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target acquisitions with a fair market value equal to at least 80% of our net assets held in trust (excluding the amount held in the trust account representing the underwriters' deferred compensation). We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy.

Summary Financial Data
(in thousands, except for per share data)

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	January 31, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$24,866	$191,274,866
Total assets	239,366	191,289,366
Total liabilities	214,500	14,500
Value of common stock which may be converted to cash (approximately $7.88 per share) (1)	—	59,080,300
Stockholders' equity	24,866	132,194,566

(1)
If the business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights, would be entitled to receive $7.88 per share, which amount represents the proceeds of this offering and the purchase price of the founder securities.

        The "as adjusted" information gives effect to the sale of the units we are offering (other than pursuant to the underwriters' over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

        The as adjusted working capital and total assets amounts include the $185,000,000 from the proceeds of the offering and the $6,000,000 purchase price of the founder securities to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital and total assets amounts do not include the $6,000,000 being held in the trust account ($6,900,000 if the underwriters' over-allotment option is exercised) representing the underwriters' deferred discount. If we have not consummated a business combination by                           , 2009 [24 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including the amounts representing deferred underwriting discounts and commissions, any accrued interest, net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our founding stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them immediately prior to this offering or acquired in the private placement, including the shares of common stock underlying the founder warrants.

        We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares of common stock sold in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to approximately 29.99% of the 25,000,000 shares of common stock sold in this offering, or 7,497,500 shares of common stock, at an initial per-share conversion price of approximately $7.88, without taking into account interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). The actual per-share conversion price will be equal to:

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  the amount in the trust account, including all accrued interest (net of taxes payable and amounts disbursed for working capital purposes), as of two business days prior to the proposed consummation of the business combination, divided by

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  the number of shares of common stock sold in the offering.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the oilfield services industries. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination.

We will liquidate if we do not consummate a business combination.

        Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time periods. Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to the shares of common stock owned by them prior to this offering or acquired in the private placement, including the shares of common stock underlying the founder warrants. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation, which we currently estimate to be up to $15,000, from our remaining assets outside of the trust account. In addition, our executive officers and directors have agreed to jointly and severally indemnify us for all claims of creditors to the extent that we fail to obtain valid and enforceable waivers from vendors, service providers, prospective target business or other entities in order to protect the amounts held in trust.

We cannot assure you that other provisions of our amended and restated certificate of incorporation will not be amended other than the time period during which we must consummate a business combination.

        Although we believe that a vote to amend or waive any provision of our amended and restated certificate of incorporation would likely take place only to allow additional time to consummate a pending business combination, we cannot assure you that other provisions relating to our consummation of a business combination of our amended and restated certificate of incorporation will not be amended or waived by the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $7.88 per share and our warrants will expire worthless.

        We must complete a business combination with a fair market value of at least 80% of our net assets held in trust (net of taxes and other than the portion representing our underwriters' deferred discount) at the time of acquisition by                           , 2009 [24 months from the date of this prospectus]. If we are unable to complete a business combination within the proscribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our executive officers and directors) approximately $7.88 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts disbursed for working capital purposes), which includes $6,000,000 ($0.24 per unit) of deferred underwriting discounts and commissions and $6,000,000 ($0.24 per unit) of the purchase price of the founder securities. Our executive officers and directors have agreed jointly and severally to indemnify us for all creditor claims to the extent we do not obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities, in order to protect the amounts held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $7.88 per share. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time periods. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination."

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

        We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors' funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

        Subject to there being a current prospectus under the Securities Act of 1933 with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to the Company.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

        Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. In addition, we have agreed to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Our Chief Executive Officer is a party to an employment, non-competition and confidentiality agreement with his former employer that will limit his use of information he obtained from his former employer, limit the types of companies we can target for an initial transaction and may make us a less attractive buyer to certain target companies and which will limit who we may hire.

        Paul A. Bragg, our chairman of the board and chief executive officer, is a party to an employment, non-competition and confidentiality agreement with Pride International, Inc., or Pride, pursuant to which he agreed to forebear from certain activities, including the disclosure of any information concerning any matter affecting or relating to Pride or its business if to do so would likely cause damage to Pride or constitute a material detriment to Pride. Mr. Bragg also agreed not to make use of any information of Pride after he is no longer a Pride employee if to do so would likely cause damage to Pride or constitute a material detriment to Pride. If Mr. Bragg were to disclose to us or to use such information for the benefit of our company in violation of his agreement, Pride may be able to obtain monetary damages or injunctive relief against us or Mr. Bragg which could materially harm our business and our stock price.

        This agreement also prohibits Mr. Bragg, directly or indirectly, from engaging or investing in any activity competitive with Pride generally within 200 miles of Pride's offices or rig yards. The non-competition restrictions contained in this agreement will continue to apply until June 29, 2007. Accordingly, and absent a waiver of the terms of such agreement, we may not be permitted to acquire an operating business that is in or relates to contract drilling and related oilfield services within the restricted territory. No assurance can be given that any such waiver will be requested or, if requested, granted.

        On June 29, 2005, Mr. Bragg resigned from his position as President, Chief Executive Officer and director of Pride International, Inc. at the request of Pride's newly appointed Chairman of the Board and following the departure of two other board members. The resignation, while involuntary, was not for cause. Mr. Bragg's resignation was deemed an involuntary termination by Pride. Mr. Bragg filed suit in a Texas state court in October 2005, seeking a declaratory judgment that the non-competition provisions of his employment agreement are unlawful and unenforceable under Texas law.

        Mr. Bragg is also prohibited by his agreement until June 29, 2007, from encouraging or soliciting any Pride employee to leave employment or to compete with Pride. Additionally, Mr. Bragg is also prohibited by his agreement from directly or indirectly using or benefiting from the services of any Pride employee or director until the earlier of June 29, 2007 or two years after any such Pride employee or director terminated his or her association with Pride. We will benefit from the services of three former Pride employees, Mr. O'Leary, Mr. Guiscardo and Mr. Estrada who left Pride in November 2004, January 2005 and May 2005, respectively, in the formation of our business. Although we may benefit from the services of these individuals prior to the expiration of two years from the time each of them terminated his employment with Pride, we have been advised by counsel, Gardere Wynne Sewell LLP, that under present Texas state court decisions currently in effect, so long as we are not competing against Pride during the restricted periods, our benefiting from these three individuals' services should not violate the terms of Mr. Bragg's post-employment, non-competition agreement restricting his association with Pride former officers and directors in order to compete against Pride. Absent a waiver, we will not engage in any competitive business activity against Pride during Mr. Bragg's restricted time period. However, if a court were to rule that Mr. Bragg has violated his contract with Pride, both Mr. Bragg and us could be subject to monetary damages and his participation in our company could be enjoined. The loss of Mr. Bragg's services or the incurrence of monetary damages could materially harm our business and our stock price.

        Even if ultimately resolved in our favor, any litigation associated with Mr. Bragg's employment, non-competition and confidentiality agreement could be time consuming, costly and distract management's focus from locating suitable acquisition candidates and operating our business.

The scope of the employment, non-competiton and confidentiality agreement to which our Chief Executive Officer is a party could be expanded, resulting in further restrictions on the geographic limits of business activities in which Mr. Bragg may engage.

        If Pride expands or has definitive plans to expand the geographic scope of its drilling and oilfield services business to new office or rig yard locations, the geographic scope of business activities in which Mr. Bragg could engage without competing with Pride could be further restricted. There is a risk that we will not know where Pride has definitive plans to expand its offices or rig yard locations at the time we acquire an operating business. This could result in Mr. Bragg inadvertently being in violation of his agreement. Given the geographic scope of Pride's existing business and this uncertainty, we will not acquire any business activity in drilling and related oilfield services until after June 29, 2007, absent a waiver from Pride. If a court were to conclude that a violation of his agreement had occurred, it could extend the term of his non-compete restriction beyond June 29, 2007 or could enjoin Mr. Bragg from participating in our company or enjoin us from engaging in aspects of our business which compete with Pride. It may also impose monetary damages against Mr. Bragg or us. This could materially harm our business and our stock price.

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

        When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our founding stockholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights. Assuming an interest rate of 4.9% on the funds in the trust account, if we consummate a business combination within approximately 9 months after the offering, upon exercise of a stockholder's conversion right, a stockholder will not receive a full return of his investment.

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our founding stockholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Unlike most other blank check offerings which have a 20% threshold, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Our amended and restated certificate of incorporation provides that we will continue in existence only until twenty four months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $7.88.

Our placing of funds in trust may not protect those funds from third party claims against us.

        Third party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

        Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $7.88 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and liquidate the company, our executive officers and directors will be jointly and severally liable if we did not obtain a valid and enforceable waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you that our executive officers and directors will be able to satisfy those obligations. The indemnification provisions are set forth in an insider letter executed by each of our officers. The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from executive officers and directors will not be available.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

        We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $2,250,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our initial stockholders or customer source to continue operating. Of the $250,000 not held in the trust account, we anticipate that up to $125,000 will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, "reverse break-up fee" (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a "no-shop" provision (a provision in letters of intent designed to keep target acquisitions from "shopping" around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the merger agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

        We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our current officers and directors may resign upon consummation of a business combination.

        Upon consummation of a business combination, the role of our founding officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our founding officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our founding officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our founding officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

        If, as a condition to a potential business combination, our founding officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that our founding officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

        We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

        In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, a likely possibility considering the international nature of the energy industry in general and the oilfield services industry in particular, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

        Based on publicly available information, approximately 101 similarly structured blank check companies have completed initial public offerings since August 2003, including seven with a specific focus on energy related target businesses, and numerous others have filed registration statements. Of these companies, only 24 companies have consummated a business combination, while 21 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another five will be liquidating. Three of the seven blank check companies with a specific focus on energy related target companies have not yet announced a potential business combination, while two companies have announced an acquisition, one has consummated a business combination and one will be liquidating. Accordingly, there are approximately 51 blank check companies with approximately $4.9 billion in trust that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 45 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of oilfield services properties, assets and entities. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

        We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business' operations and investors will be relying on management's ability to source business transactions.

        Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management will evaluate the risks inherent in a particular target acquisition, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in trust (net of taxes and other than the portion representing our underwriters' deferred discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management's ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target acquisition, see the section below entitled "Proposed Business—Effecting a Business Combination—We have Not Identified a Target Business."

We may issue shares of common stock of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 17,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants and the unit purchase option granted to Deutsche Bank Securities Inc., the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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  may significantly reduce the equity interest of our stockholders;

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  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

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  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock.

        For a more complete discussion of the possible structure of a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—We have Not Identified a Target Business."

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

        Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

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  default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

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  covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

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  our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturers' financial condition and disputes between us and our co-venturers.

        We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners or co-venturers. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

        Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, and/or members of other entities, who we anticipate we will have access to on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers will have entered into employment or consultant agreements with us. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target acquisition may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target acquisition, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

We will have only limited ability to evaluate the management of the target business.

        While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of see the section below entitled "Management—Conflicts of Interest".

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our founding stockholders, directors or officers, which may raise potential conflicts.

        We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our founding stockholders, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our founding stockholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc., that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management's business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled "Management—Directors and Executive Officers" and "Certain Relationships and Related Transactions."

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with additional entities, including other "blank check" companies which may be engaged in activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved. However, prior to the effective date of this prospectus each of our officers and directors will enter into an agreement with us and with the underwriter(s) whereby he agrees to present to us, prior to presentation to any other person or entity, opportunities to acquire entities, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director, subject to any pre-existing fiduciary or contractual obligation he has. The terms of these agreements may only be modified or waived by written instrument executed and delivered by the party against whom such modification or waiver is to be enforced. There can be no assurance that any such terms will not be modified or waived, which could result in the presentment of business opportunities to other entities before presentment to us; provided, however, neither the company nor the underwriters has any current intentions to permit such a modification or amendment.

        Accordingly, because of their pre-existing fiduciary duties or a waiver by us of the terms of these agreements our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Mr. Estrada, one of our directors, owes a fiduciary duty to Petrolera del Comahue, an Argentine oil and gas producer.

Mr. Guiscardo, one of our directors, owes a fiduciary duty to a fabrication entity headquartered in Argentina of which he is a principal. As of April 27, 2007 Mr. O'Leary has become a member of the board of directors of Technip, an international engineering and construction company in the energy industry. Messrs. Estrada, Guiscardo and O'Leary are obligated to present business opportunities to such entities, respectively. Moreover, Mr. Estrada was recently involved in efforts to acquire from Pride International, Inc. its Latin America land and services division and Mr. O'Leary is currently in discussions to become an executive manager of, and beneficial owner of a minority interest in, an energy services group headquartered in Asia and which caters to the international oil & gas and petrochemical industries. Should Mr. Estrada renew his efforts and successfully acquire these assets from Pride International, Inc., and should Mr. O'Leary enter into a definitive agreement to become an executive manager of the energy services group with whom he is in discussions, then Mr. Estrada and Mr. O'Leary may be deemed to have a conflict and would therefore, assuming that it is determined to be an actual conflict at that time, first present business opportunities to such entities and only afterwards to us. As of the date of this prospectus, neither Mr. Estrada nor Mr. O'Leary has entered into definitive agreements with respect to their respective opportunities. We cannot assure you that any of these conflicts will be resolved in our favor. For a more detailed discussion of our management's business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled "Management—Directors and Executive Officers" and "Certain Relationships and Related Transactions."

Our founding stockholders currently own shares of our common stock which will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

        Our founding stockholders own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares of common stock upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, our founding stockholders have agreed to purchase 375,000 units and 3,000,000 warrants directly from us in a private placement transaction prior to the effective date of this prospectus at a purchase price of $8.00 per unit and $1.00 per warrant for a total purchase price of $6,000,000. The shares of common stock acquired prior to this offering and in the private placement and any warrants owned by our founding stockholders will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers' discretion, and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest and as a result of such conflicts management may choose a target acquisition that is not in the best interests of our stockholders.

The requirement that we complete a business combination by                           , 2009 [24 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

        We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by                           , 2009 [24 months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by                           , 2009 [24 months from the date of this prospectus] may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

        Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by                           , 2009 [24 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than just what is in the best interest of our stockholders.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

        None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management's lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Other than with respect to the business combination, our officers, directors, securityholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

        Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Currently, Jorge E. Estrada M., one of our directors, is the President and a major stockholder of Petrolera del Comahue, an independent Argentine oil and gas producer. Mr. Estrada is also involved in efforts to acquire from Pride International, Inc. its Latin America land and services division. Mr. Guiscardo, one of our directors, is a principal of a fabrication entity headquartered in Argentina that provides equipment to companies in the energy industry. Accordingly, such parties may have an interest in certain transactions such as strategic partnering or joint venturing in which we are involved, and may also compete with us.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If our common stock becomes subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to these "penny stock" rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to the transaction prior to sale;

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  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

        The net proceeds from this offering and the private placement (excluding $6,000,000 held in the trust account which represents deferred underwriting discounts and commissions) will provide us with approximately $191,000,000 which will be held in trust and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes and excluding the amount held in the trust account representing a portion of the underwriters' discount). Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

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  solely dependent upon the performance of a single business; or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of oilfield services properties, assets and entities. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target acquisition to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target acquisition that we can afford to acquire, or the obligation to convert into cash a significant number of shares of common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target acquisition candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a "no-shop" provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see "Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination."

Our founding stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our founding stockholders (including all of our officers and directors) will collectively own 20.9% of our issued and outstanding common stock (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the founding stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our founding stockholders and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the Company, may be more difficult to accomplish.

We could be liable for up to the amount of the purchase price of the founder securities plus interest to our founding stockholder, or their designees, who will purchase the founder units in a private placement conducted concurrently with this offering.

        We have agreed to sell in a private placement occurring immediately prior to the effective date of this prospectus 375,000 founder units and 3,000,000 founder warrants to our founding stockholders. This private placement of $6,000,000 in founder securities is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the founder securities. If this offering were deemed to be a general solicitation with respect to the founder securities, the offer and sale of such securities would not be exempt from registration and the purchasers of those securities could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The founder securities purchase agreement contains provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the founder securities and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by the purchasers of the founder securities, although it is unclear whether these waivers and indemnifications would be enforceable.

If we redeem our public warrants, the founder warrants, which are non redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

        The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

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  in whole and not in part;

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  at a price of $.01 per warrant;

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  upon not less than 30 days' prior written notice of redemption to each warrant holder;

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  if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        In addition, we may not redeem the warrants (including those warrants to be sold to the founding stockholders in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

        As a result of the founder warrants (including those warrants comprising part of the founder units) not being subject to the redemption features that our publicly-held warrants are subject to, holders of the founder warrants (including those warrants underlying the founder units), or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our founding stockholders paid an aggregate of $25,000, or approximately $0.004 per share, for their 6,250,000 shares of common stock issued and outstanding prior to this offering and the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founding stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31.5% or $2.52 per share (the difference between the pro forma net tangible book value per share of $5.48, and the initial offering price of $8.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of as business transaction.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

        In connection with this offering, we will be issuing warrants to purchase up to 25,000,000 shares of common stock. In addition, we have also agreed to issue up to an additional 3,750,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to Deutsche Bank Securities Inc. is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our founding stockholders exercise their registration rights, and/or if Deutsche Bank Securities Inc. elects to exercise its unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights and the purchase option may make it more difficult to effect a business combination.

        Our founding stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which its shares of common stock or units are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. If our founding stockholders exercise their registration rights with respect to all of their shares of common stock beneficially owned by them as of the date of this prospectus, then there will be an additional 6,250,000 shares of common stock eligible for trading in the public market. Further, prior to the effective date of this prospectus, the founding stockholders will purchase in a private placement 375,000 founder units and 3,000,000 founder warrants that are identical to the units and warrants being sold in this offering, respectively, except that (i) such founder securities will not have a claim to the funds held in the trust account, (ii) such founder securities will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (iii) such founder securities are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iv) the warrants underlying the founder securities will be non-redeemable so long as the founding stockholders hold them, and (v) the warrants underlying the founder securities are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. In addition to the 375,000 shares of common stock underlying the founder units, if all of the warrants underlying the founder units are exercised, there will be an additional 375,000 shares of our common stock eligible for trading in the public market for a total of 750,000 shares of common stock from the founder units. If all of the founder warrants are exercised, there will be an additional 3,000,000 shares of our common stock eligible for trading in the public market.

        In addition, we have agreed to sell to Deutsche Bank Securities Inc. a unit purchase option to purchase up to a total of 1,250,000 units identical to those units offered by this prospectus, except that the warrants issued as part of the unit purchase option will be exercisable at $7.20 per share. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and "piggy back" registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 2,500,000 shares of our common stock eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

        If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

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  restrictions on the nature of our investments; and

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  restrictions on the issuance of securities.

        In addition, we may have imposed upon us certain burdensome requirements, including:

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  registration as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in trust may be invested by the trust agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

        If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.

Uncertainties in management's assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

        It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

        It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

The lack of synergy from an acquisition could cause us not to realize the benefits anticipated to result from an acquisition.

        It is possible that, following our initial acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

        The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

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  the history and prospects of companies whose principal business is the acquisition of other companies;

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  prior offerings of those companies;

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  our prospects for acquiring an operating business at attractive values;

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  our capital structure;

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  an assessment of our management and their experience in identifying operating companies;

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  general conditions of the securities markets at the time of the offering; and

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  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Our directors may not be considered "independent" and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

        After giving effect to a stock dividend effected in February 2007 in the ratio of one share for each share issued and outstanding, our officers and directors hold an aggregate of 6,250,000 shares of common stock which they purchased at our inception for a purchase price of approximately $0.004 per share, which is significantly lower than the offering price. We believe the current equity value for these shares is significantly lower than the $50,000,000 total value calculated at the $8.00 per unit offering price because the unit offering includes a warrant which the officers and directors did not recieve, the offering may not succeed and even if it does succeed, the holders of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that four (4) of the members of our board of directors are "independent" under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

        We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets held in trust (net of taxes and excluding the amount held in the trust account representing a portion of the underwriters' discount) or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

  •
  a limited availability of market quotations for our securities;

  •
  a determination that our common stock is a "penny stock," which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  a more limited amount of news and analyst coverage for our company;

  •
  a decreased ability to issue additional securities or obtain additional financing in the future; and

  •
  a decreased ability of our securityholders to sell their securities in certain states.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our "staggered board" would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

        Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

        We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Environmental compliance costs and liabilities could reduce our earnings and cash available for operations.

        A target business could be subject to increasingly stringent laws and regulations relating to environmental protection, including laws and regulations governing air emissions, water discharges and waste management. We could incur, and would expect to continue to incur, capital and operating costs to comply with environmental laws and regulations. The technical requirements of environmental laws and regulations are becoming increasingly expensive, complex and stringent. These laws may provide for "strict liability" for damages to natural resources or threats to public health and safety. Strict liability can render a party liable for environmental damage without regard to negligence or fault on the part of the party. Some environmental laws provide for joint and several strict liability for remediation of spills and releases of hazardous substances. For a more complete discussion regarding the regulations relating to environmental protection, see "Proposed Business—Regulations."

        A target business might use and generate hazardous substances and wastes in its operations. In addition, many of a target business' current and former properties could be or could have been used for industrial purposes. Accordingly, we could become subject to potentially material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as the result of exposures to, or releases of, hazardous substances. In addition, stricter enforcement of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require us to incur costs or become the basis of new or increased liabilities that could reduce our earnings and our cash available for operations.

Limitations on a target business' ability to protect its intellectual property rights, including its trade secrets, could cause a loss in revenue and any competitive advantage.

        A target business' products or services, and the processes it uses to produce or provide them, might have been granted U.S. patent protection, might have patent applications pending or might be trade secrets. After a business combination, our business may be adversely affected if our patents are unenforceable, the claims allowed under our patents are not sufficient to protect our technology, our patent applications are denied, or our trade secrets are not adequately protected. Our competitors may be able to develop technology independently that is similar to ours without infringing on our patents or gaining access to our trade secrets.

We may be subject to litigation if another party claims that we have infringed upon its intellectual property rights.

        The tools, techniques, methodologies, programs and components that a target business uses in order to provide its services may infringe upon the intellectual property rights of others. Infringement claims generally result in significant legal and other costs and may distract management from running its core business. Royalty payments under licenses from third parties, if available, would increase costs. If a license were not available we might not be able to continue providing a particular product or service, which would reduce our post business combination revenue. Additionally, developing non-infringing technologies would increase our costs.

The high cost or unavailability of materials, equipment, supplies and personnel could adversely affect our ability to execute our operations on a timely basis.

        A target business' manufacturing operations could be dependent on having sufficient raw materials, component parts and manufacturing capacity available to meet our manufacturing plans at a reasonable cost while minimizing inventories. A target business' ability to effectively manage our manufacturing operations and meet these goals can have an impact on our business, including our ability to meet our manufacturing plans and revenue goals, control costs and avoid shortages of raw materials and component parts. Raw materials and components of particular concern include steel alloys, copper, carbide, chemicals and electronic components. Our ability to repair or replace equipment damaged or lost in the well can also impact our ability to service our customers after a business combination.

        People are a key resource to developing, manufacturing and delivering products and services to our customers around the world. A target business' ability to recruit, train and retain the highly skilled workforce required by our plans will impact our business. A well-trained, motivated work force has a positive impact on our ability to attract and retain business. Rapid growth presents a challenge to us and our industry to recruit, train and retain our employees while managing the impact of wage inflation and potential lack of available qualified labor in the markets where we could operate. Labor-related actions, including strikes, slowdowns and facility occupations can also have a negative impact on our business after a business combination.

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

        The oil and gas industry is subject to regulation and intervention by governments throughout the world in such matters as exploration and production interests, environmental protection controls, controls over the development and decommissioning of a field (including restrictions on production) and, possibly, nationalization, expropriation, cancellation or non-renewal of contract rights. The oil and gas industry is also subject to the payment of royalties and taxation, which tend to be high compared with those payable in respect of other commercial activities and operates in certain tax jurisdictions which have a degree of uncertainty relating to the interpretation of, and changes to, tax law. As a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations.

        A target business' operations in the U.S. and internationally can be impacted by expected and unexpected changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings.

        Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. In particular, changes in export control laws or exchange control laws, additional restrictions on doing business in countries subject to sanctions, and changes in laws in countries identified by management for immediate focus. Changes that impact the business environment include changes in accounting standards, changes in environmental laws, changes in tax laws or tax rates, the resolution of audits by various tax authorities, and the ability to fully utilize our tax loss carryforwards and tax credits. Compliance related issues could limit our ability to do business in certain countries.

        These changes could have a significant financial impact on our future operations and the way we conduct, or if we conduct, business in the affected countries.

Uninsured claims and litigation could adversely impact our operating results.

        After a business combination, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

We may re-incorporate in another jurisdiction in connection with a business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

        In connection with a business combination, we may relocate the home jurisdiction of our business from Delaware to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of the energy industry will likely subject us to foreign regulation.

Risks Related to the Worldwide Oil and Natural Gas Industry

        Our business is expected to be focused on providing oilfield services to the worldwide oil and natural gas industry; therefore, our risk factors include those factors that impact, either positively or negatively, the markets for oil and natural gas. Expenditures by our potential customers for exploration, development and production of oil and natural gas are expected to be based on their expectations of future hydrocarbon demand, the risks associated with developing the reserves and the future value of the hydrocarbon reserves. Their evaluation of the future value of the hydrocarbon reserves is expected to be based, in part, on their expectations for global demand, global supply and other factors that influence oil and natural gas prices. The key risk factors currently influencing the worldwide oil and natural gas markets are discussed below.

Demand for oilfield services is expected to be substantially dependent on the level of expenditures by the oil and gas industry. A substantial or an extended decline in oil or gas prices could result in lower expenditures by the oil and gas industry and reduce our revenue.

        Demand for oilfield services is expected to be substantially dependent on the level of expenditures by the oil and gas industry for the exploration, development and production of crude oil and natural gas reserves, which are sensitive to oil and natural gas prices and generally dependent on the industry's view of future oil and gas prices. Oil and gas prices have historically been volatile and are affected by numerous factors, including:

  •
  demand for energy, which is affected by worldwide population growth and general economic and business conditions;

  •
  the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels for oil;

  •
  oil and gas production by non-OPEC countries;

  •
  political and economic uncertainty and socio-political unrest;

  •
  the level of worldwide oil exploration and production activity;

  •
  the cost of exploring for, producing and delivering oil and gas;

  •
  technological advances affecting energy consumption; and

  •
  weather conditions.

        The oil and gas industry has historically experienced periodic downturns, which have been characterized by diminished demand for our oilfield services and downward pressure on the prices we charge. A significant downturn in the oil and gas industry could result in a reduction in demand for oilfield services and could harm our operating results if we were to acquire an operating business in that sector.

Fluctuations in oil and gas prices could adversely affect drilling activity and our revenues, cash flows and profitability.

        Upon consummation of a business combination, it is likely that our operations will be materially dependent upon the level of activity in oil and gas exploration and production. Both short-term and long-term trends in oil and gas prices affect the level of such activity. Oil and gas prices and, therefore, the level of drilling, exploration and production activity can be volatile. Worldwide military, political and economic events, including initiatives by the

Organization of Petroleum Exporting Countries, may affect both the demand for, and the supply of, oil and gas. Weather conditions, governmental regulation (both in the United States and elsewhere), levels of consumer demand, the availability of pipeline capacity and other factors beyond our control may also affect the supply of and demand for oil and gas. Fluctuations during the last few years in the demand and supply of oil and gas have contributed to, and are likely to continue to contribute to, price volatility. We believe that any prolonged reduction in oil and gas prices would depress the level of exploration and production activity. This would likely result in a corresponding decline in the demand for oilfield services and could have a material adverse effect on our revenues, cash flows and profitability if we consummate a business combination in that sector. Lower oil and gas prices could also cause our potential customers to seek to terminate, renegotiate or fail to honor our drilling contracts; affect the fair market value of any rig fleet we may acquire which in turn could trigger a writedown for accounting purposes; affect our ability to retain skilled rig personnel which may be employees of any acquisition candidate; and affect our ability to obtain access to capital to finance and grow our businesses. There can be no assurances as to the future level of demand for our services or future conditions in the oil and gas and oilfield services industries.

Our Company intends to operate in a highly competitive industry with excess drilling capacity, which may adversely affect our results of operations.

        The oilfield services industry in which we will operate is very competitive. Contract drilling companies compete primarily on a regional basis, and competition may vary significantly from region to region at any particular time. Many drilling, workover and well-servicing rigs can be moved from one region to another in response to changes in levels of activity and provided market conditions warrant, which may result in an oversupply of rigs in an area. In some markets in which we expect to operate, the number of rigs available for use could exceed the demand for rigs, resulting in price competition. Most drilling and workover contracts are awarded on the basis of competitive bids, which also results in price competition. The land drilling market generally is more competitive than the offshore drilling market because there are larger numbers of rigs and competitors.

        Certain competitors are present in more than one of the regions in which we may operate. In the U.S. Lower 48 states, there are several hundred competitors with smaller national, regional or local rig operations. Internationally, we may compete directly with various competitors at each location where the Company will operate. We believe that the market for land drilling and workover contracts will continue to be competitive for the foreseeable future. Certain of our competitors internationally and offshore may be better positioned in certain markets, allowing them to compete more effectively.

Excess productive capacity and lower future demand could adversely impact a target business' results of operations.

        We believe oil and natural gas storage inventory levels are an indicator of the relative balance between supply and demand. High or increasing storage or inventories generally indicate that supply is exceeding demand and that energy prices are likely to soften. Low or decreasing storage or inventories are an indicator that demand is growing faster than supply and that energy prices are likely to rise. Measures of maximum productive capacity compared to demand (excess productive capacity) are also an important factor influencing energy prices and spending by oil and natural gas exploration companies. When excess productive capacity is low compared to demand, energy prices tend to be higher and more volatile reflecting the increased vulnerability of the entire system to disruption. This could adversely affect target business' results of operations.

Seasonal and adverse weather conditions, conservational measures and technical advances adversely affect demand for our services and operations after a business combination.

        Weather can also have a significant impact on demand as consumption of energy is seasonal and any variation from normal weather patterns, cooler or warmer summers and winters, can have a significant impact on demand. After a business combination, adverse weather conditions, such as hurricanes in the Gulf of Mexico, may interrupt or curtail our operations, or our customers' operations, cause supply disruptions and result in a loss of revenue and damage to our equipment and facilities, which may or may not be insured.

        Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and gas. We cannot predict the impact of the changing demand for oil and gas services and products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Changes in economic conditions may adversely affect our operating results.

        After a business combination, our ability to forecast the size of and changes in the worldwide oil and natural gas industry, and our ability to forecast our customers' activity levels and demand for our products and services, may impact management of any service and distribution activities we then own, staffing levels and cash and financing requirements. Unanticipated changes in our customers' requirements could impact costs, creating temporary shortages or surpluses of equipment and people and demands for cash or financing.

The market price of our common stock may fluctuate.

        Historically, the market price of common stock of companies engaged in the oil and natural gas industry has been highly volatile. News announcements and changes in oil and natural gas prices, changes in the demand for oil and natural gas exploration and changes in the supply and demand for oil and natural gas are all factors that might affect the price of our common stock. In addition, following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions.

Geopolitical and International Environment Risks

International and political events could adversely affect our results of operations and financial condition.

        A significant portion of our post business combination revenue may be derived from non-United States operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.

        Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

  •
  expropriation and nationalization of our assets in that country;

  •
  political and economic instability;

  •
  civil unrest, acts of terrorism, force majeure, war, or other armed conflict;

  •
  natural disasters, including those related to earthquakes and flooding;

  •
  inflation;

  •
  currency fluctuations, devaluations, and conversion restrictions;

  •
  confiscatory taxation or other adverse tax policies;

  •
  governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

  •
  governmental activities that may result in the deprivation of contract rights; and

  •
  governmental activities that may result in the inability to obtain or retain licenses required for operation.

        Due to the unsettled political conditions in many oil-producing countries and countries in which we may operate, our revenue and profits are subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Countries where we may operate that have significant amounts of political risk include: Afghanistan, Algeria, Indonesia, Iran, Iraq, Nigeria, Russia, and Venezuela. In addition, military action or continued unrest in the Middle East could impact the supply and pricing for oil and gas, disrupt our operations in the region and elsewhere, and increase our costs for security worldwide.

        Our facilities and our employees could come under threat of attack in some countries where we may operate, including Iraq and Saudi Arabia. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the United States may fail to comply with applicable laws.

Military action, other armed conflicts, or terrorist attacks could limit or disrupt markets and our operations.

        Military action in Iraq, military tension involving North Korea and Iran, as well as the terrorist attacks of September 11, 2001 and subsequent terrorist attacks, threats of attacks, and unrest, have caused instability or uncertainty in the world's financial and commercial markets and have significantly increased political and economic instability in some of the geographic areas in which we may operate a target business. Acts of terrorism and threats of armed conflicts in or around various areas in which we may operate, such as the Middle East and Indonesia, could limit or disrupt markets and our operations, including disruptions resulting from the evacuation of personnel, cancellation of contracts, or the loss of personnel or assets.

        Such events may cause further disruption to financial and commercial markets and may generate greater political and economic instability in some of the geographic areas in which we may operate. In addition, any possible reprisals as a consequence of the war and ongoing military action in Iraq, such as acts of terrorism in the United States or elsewhere, could materially and adversely affect us in ways we cannot predict at this time.

Income taxes could adversely affect a target business' operations.

        A target business may have operations in countries other than the United States. Consequently, we could be subject to the jurisdiction of a significant number of taxing authorities. The income earned in these various jurisdictions is taxed on differing bases, including net income actually earned, net income deemed earned, and revenue-based tax withholding. The final determination of our tax liabilities involves the interpretation of local tax laws, tax treaties, and related authorities in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Changes in the operating environment, including changes in tax law and currency/repatriation controls, could impact the determination of our tax liabilities for a tax year.

Foreign exchange and currency risks could adversely affect our revenues and operating expenses.

        After a business combination, a portion of our revenue and operating expenses may be in foreign currencies. As a result, we would be subject to significant risks, including:

  •
  foreign exchange risks resulting from changes in foreign exchange rates and the implementation of exchange controls; and

  •
  limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

        We may conduct business in countries that have nontraded or "soft" currencies which, because of their restricted or limited trading markets, may be more difficult to exchange for "hard" currency. We may accumulate cash in soft currencies, and we may be limited in our ability to convert our profits into United States dollars or to repatriate the profits from those countries.

        We may selectively use hedging transactions to limit our exposure to risks from doing business in foreign currencies. For those currencies that are not readily convertible, our ability to hedge our exposure would be limited because financial hedge instruments for those currencies are nonexistent or limited. Our ability to hedge would also be limited because pricing of hedging instruments, where they exist, is often volatile and not necessarily efficient.

        In addition, the value of the derivative instruments could be impacted by:

  •
  adverse movements in foreign exchange rates;

  •
  interest rates;

  •
  commodity prices; or

  •
  the value and time period of the derivative being different than the exposures or cash flows being hedged.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "approximate," "estimate," "believe," "intend," "plan," "budget," "could," "forecast," "might," "predict," "shall" or "project," or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

  •
  our status as a development stage company;

  •
  our liquidation prior to a business combination;

  •
  the reduction of the proceeds held in trust due to third party claims;

  •
  our selection of a prospective target business or asset;

  •
  our issuance of our capital shares or incurrence of debt to complete a business combination;

  •
  our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

  •
  conflicts of interest of our officers and directors;

  •
  potential current or future affiliations of our officers and directors with competing businesses;

  •
  our ability to obtain additional financing if necessary;

  •
  the control by our founding stockholders of a substantial interest in us;

  •
  the adverse effect the outstanding warrants and options may have on the market price of our common shares;

  •
  the existence of registration rights with respect to the securities owned by our founding stockholders;

  •
  the lack of a market for our securities;

  •
  our being deemed an investment company;

  •
  our dependence on our key personnel;

  •
  our common stock becoming subject to the SEC's penny stock rules;

  •
  our dependence on a single company after our business combination;

  •
  business and market outlook

  •
  our growth as a whole;

  •
  our and our customers' business strategies;

  •
  environmental, permitting and other regulatory risks;

  •
  foreign currency fluctuations and overall political risk in foreign jurisdictions;

  •
  oil and natural gas demand and production growth;

  •
  operating and capital expenditures by us and the oil and gas industry;

  •
  our competitive position;

  •
  outcomes of legal proceedings;

  •
  expected results of operations and/or financial position;

  •
  future effective tax rates; and

  •
  compliance with applicable laws.

        These risks and others described under "Risk Factors" are not exhaustive.

        Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$200,000,000	$230,000,000
Proceeds from sale of founder securities	6,000,000	6,000,000

Total gross proceeds	$206,000,000	$236,000,000

Offering expenses (1)
Underwriting discount (2)	14,000,000	16,100,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	45,315	45,315
NASD registration fee	42,850	42,850
AMEX listing fees	70,000	70,000
Miscellaneous expenses	216,835	216,835

Total offering expenses	$14,750,000	$16,850,000

Net proceeds from offering and from sale of founder securities	$191,250,000	$219,150,000

Net offering proceeds not held in trust	250,000	250,000

Net proceeds from offering and from sale of founder securities held in trust for our benefit	$191,000,000	$218,900,000

Deferred underwriting discounts held in trust	6,000,000	6,900,000

Total amounts in trust	$197,000,000	$225,800,000

Percentage of offering gross proceeds in trust	98.5%	98.2%

	Amount	Percentage
Use of net proceeds not held in trust
Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$50,000	20.0%
Due diligence of prospective target businesses	25,000	10.0%
Legal and accounting fees relating to SEC reporting obligations	50,000	20.0%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a "no-shop" provision in connection with a particular business combination and liquidation obligations and reserves, if any)	125,000	50.0%

Total (3)	$250,000	100.0%

(1)
A portion of the offering expenses, including the SEC registration fee, NASD filing fee, AMEX filing fee, has been paid from the $275,000 loan from our officers and directors, as further described below. These funds will be repaid out of the net proceeds of this offering not being deposited in the trust account upon consummation of this offering.

(2)
Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3%, or $6,000,000 to be held in trust ($6,900,000 if the underwriter's over-allotment option is exercised in full) until consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)
The amount of proceeds not held in trust will remain constant at $250,000 even if the over-allotment is exercised. We currently estimate that we would require up to $15,000 should our corporate existence cease to exist on             , 2009 [24 months from the date of this prospectus] to liquidate the company in the event we do not consummate a business combination. We will be permitted to seek disbursements from the trust account of interest income, net of taxes payable on all interest income earned on the trust account, up to an aggregate of $2,250,000 for working capital purposes.

        Of the net proceeds of this offering, $185,000,000 (or $212,900,000 if the over-allotment option is exercised in full) plus $6,000,000 from the purchase of founder securities, for an aggregate of $191,000,000 (or $218,900,000 if the over-allotment is exercised in full) will be placed in a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $6,000,000 (or $6,900,000 if the underwriters' over-allotment option is exercised in full) of the proceeds attributable to the underwriters' discount will be deposited into such trustee account for a total amount in trust of $197,000,000 (or $225,800,000 if the over-allotment is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters' discount). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target acquisition having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter's discount) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 30% of the public stockholders voting against the business combination and electing their conversion rights. The 30% threshold is 20% in most similar entities. See "Risk Factors—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure."

        We have agreed to pay a monthly fee of approximately $8,000 for office space located in the Houston metropolitan area. The lease term is for 38 months and the lessor is unaffiliated with the Company. The landlord for the lease is Gateway Ridgecrest, Inc. As part of the negotiation, the landlord required a 38 month lease term if we were to secure the lease for the space. In the event that a business combination is not approved within 24 months, Paul Bragg has agreed to assume personally the responsibility for the balance of the lease payments for the remaining fourteen months.

        We intend to use the $250,000 of net proceeds not held in trust for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, reverse break up fees (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or "no-shop" provision (a provision in letters of intent designed to keep target acquisitions from "shopping" around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by                           , 2009 [24 months from the date of this prospectus]. While we do not have any current intention to use these funds as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that the interest income will be sufficient to cover the foregoing expenses.

        To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

        We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, to make other acquisitions and to pursue our growth strategy.

        In the event that third party indebtedness is used to pay a portion of the expenses of this offering, our officers and directors would be personally liable for the repayment of such indebtedness. Our officers and directors have advanced to us a total of $275,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, NASD registration fees, AMEX application and listing fees, blue sky filing fees and legal and audit fees and expenses. The loan will be payable without interest on the earlier of January 31, 2008, or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not held in trust.

        The proceeds held in trust may be invested by the trust agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company

Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account, even at an interest rate of 4% (up to $2,250,000 interest income, net of taxes payable on all interest income earned on the trust account), during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on             , 2009 [24 months from the date of this prospectus] and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $2,500,000 in the aggregate, comprised of $250,000 of net proceeds not held in trust plus up to $2,250,000 of net interest income. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such case, we would need to obtain additional funds from our initial stockholders or another source to continue operations. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

        Commencing April 9, 2007 and for 38 months thereafter, we will pay a monthly fee of approximately $8,000 for office space in the Houston metropolitan area. The landlord for the lease is Gateway Ridgecrest, Inc. As part of the negotiation, the landlord required a 38 month lease term if we were to secure the lease for the space. In the event that a business combination is not approved within 24 months, Paul Bragg has agreed to assume personally the responsibility for the balance of the lease payments for the remaining fourteen months. We will also seek to obtain administrative services including secretarial support from unaffiliated third parties at prevailing market rates. We have no arrangement with Vanderbilt Interests, LLC and we do not currently anticipate any requirement for its services. The only obligation for space as of the date of prospectus is with Gateway Ridgecrest, Inc. No compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or stockholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table to "Legal, accounting and other expenses," "Due diligence of prospective target acquisitions" and "Working capital." Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder (but not our founding stockholders with respect to any shares of our common stock owned by them immediately before this offering or purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such stockholder's portion of the trust account, net of taxes payable and amounts disbursed for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder converts his shares of common stock into cash in connection with a business combination that the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Founding stockholders, directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering, after this offering or in the private placement into a pro rata share of the trust account.

        Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters' discount held in trust excluding any accrued interest thereon. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters' discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At January 31, 2007, our net tangible book value was a deficiency of $178,947. After giving effect to the sale of 25,000,000 shares of common stock included in the units and the sale of the 375,000 founder units and the 3,000,000 founder warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at January 31, 2007 would have been $132,194,566 or $5.48 per share, representing an immediate increase in net tangible book value of $5.51 per share to the founding stockholders and an immediate dilution of $2.52 per share or 31.5% to new investors not exercising their conversion rights.

        For purposes of presentation, our pro forma net tangible book value after this offering is $59,080,300 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our founding stockholders, nor any of our officers and directors to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.03)
Increase attributable to new investors	5.51
Pro forma net tangible book value after this offering		$5.48

Dilution to new investors		$2.52

        The following table sets forth information with respect to our founding stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Founding stockholders	6,250,000	19.76%	$25,000	0.01%	$0.004
Founder units	375,000	1.19%	3,000,000	1.48%	$8.000
New investors	25,000,000	79.05%	200,000,000	98.51%	$8.000

	31,625,000	100%	$203,025,000	100%

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(178,947)
Net proceeds from this offering and sale of founder securities (1)	191,250,000
Offering costs paid in advance and excluded from net tangible book value before this offering	203,813
Less: Proceeds from this offering and sale of founder securities held in trust subject to conversion to cash ($7.88 × 29.99%)	$(59,080,300)

$132,194,566

Denominator:
Shares of common stock outstanding prior to this offering and after sale of founder securities	6,625,000
Shares of common stock included in the units offered	25,000,000
Less: Shares of common stock subject to conversion (25,000,000 × 29.99%)	(7,497,500)

24,127,500

(1)
Net of underwriters' discounts and commissions (including $6,000,000 of deferred underwriting discounts and commissions) and other offering expenses.

CAPITALIZATION

        The following table sets forth our capitalization at January 31, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of founder securities in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	January 31, 2007
	Actual	As Adjusted (1)
Notes payable to officers and directors (2)	$200,000	$0
Underwriter Fee Payable (3)	0	6,000,000
Common Stock subject to possible conversion (4)	0	59,080,300

Liabilities	$200,000	$65,080,300

Preferred stock, $.001 par value, 1,000,000 shares of common stock authorized; none issued or outstanding	$—
Common stock, $.001 par value, 80,000,000 shares of common stock authorized; 6,250,000 shares of common stock issued and outstanding; 31,625,000 shares of common stock issued and outstanding (5)	6,250	31,625
Additional paid-in capital (6)	18,750	132,163,075
Deficit accumulated during the development stage	(134)	(134)

Total stockholders' equity	$24,866	$132,194,566

Total capitalization	$224,866	$197,274,866

(1)
Assumes full payment to the underwriters of the underwriters' discount out of the proposed offering, and excludes the payment of $100 from Deutsche Bank Securities Inc. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrant.

(2)
Notes payable to officers and directors are payable on the earlier of January 31, 2008 or on the consummation of this offering with respect to the $200,000 loan from officers and directors.

(3)
Represents deferred underwriting discounts and commissions of 3% of the gross proceeds, or $0.24 per unit ($6,000,000).

(4)
Includes 7,497,500 shares of common stock which are subject to possible conversion. If we consummate a business combination, the conversion rights afforded to our public stockholders (but not to our founding stockholders, nor to any of our officers and directors to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering.

(5)
All share and per share information gives effect to a stock dividend effected in February 2007 in the ratio of one share for each share issued and outstanding. Our amended and restated certificate of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

(6)
The as adjusted column includes $6,000,000 payable prior to the effective date of this prospectus from the purchase of the founder securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a blank check company organized under the laws of the State of Delaware on September 8, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we incur substantial debt, it could result in:

  •
  default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  covenants that limit our ability to acquire capital assets or make additional acquisitions;

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

  •
  our inability to pay dividends on our common stock;

  •
  using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

  •
  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

  •
  limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        We estimate that the net proceeds from the sale of the units in this offering and the sale of founder securities in the private placement will be approximately $197,000,000 (or $225,800,000 if the underwriters' over-allotment option is exercised in full). This entire amount will be held in trust. $250,000 will not be held in trust. We intend to use substantially all of the net proceeds of this offering and the private placement of founder securities, including the funds held in the trust account, to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters' discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

        We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $2,250,000 in interest income on the trust account, net of taxes payable on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the property and asset locations that represent prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the target acquisition to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $250,000 of expenses for the due diligence and investigation of a target acquisition, $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $304,000 for the office space lease (approximately $8,000 per month for 38 months), $75,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,371,000 for general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, which we currently estimate to be up to $15,000 if our corporate existence terminates on             , 2009 [24 months from the date of this prospectus], and including approximately $150,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

        We are obligated, commencing on April 9, 2007 and for 38 months thereafter to pay a monthly fee of approximately $8,000 for office space in the Houston metropolitan area. The landlord for the lease is Gateway Ridgecrest, Inc. As part of the negotiation, the landlord required a 38 month lease term if we were to secure the lease for the space. In the event that a business combination is not approved within 24 months, Paul Bragg has agreed to assume personally the responsibility for the balance of the lease payments for the remaining fourteen months. We will also seek to obtain administrative services including secretarial support from unaffiliated third parties at prevailing market rates. We have no arrangement with Vanderbilt Interests, LLC and we do not currently anticipate any requirement for its services. The only obligation for space as of the date of prospectus is with Gateway Ridgecrest, Inc.

        As of the date of this prospectus, our officers and directors has advanced an aggregate of $275,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of January 31, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds not held in trust.

        We have agreed to sell to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 1,250,000 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.9 million, using an expected life of four years, volatility of 51.5%, and a risk-free rate of 4.66%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, "Underwriting—Purchase Option."

        The public warrants, the founder warrants, the underwriter's unit purchase option and the warrants included in the underwriter's unit purchase option, are not subject to net cash settlement in the event we are unable to maintain an effective 1933 Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter's unit purchase option. Except for the warrants included in the founder securities, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. We shall not be obligated to deliver any securities pursuant to the exercise of the unit purchase option unless the registration statement with respect to the securities underlying the unit purchase option is effective. If a holder of public warrants or the holder of the underwriter's unit purchase option, or warrants underlying the underwriter's unit purchase option, does not, or is not able to, exercise such warrants, underwriter's unit purchase option or warrants underlying such underwriter's unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under EITF 00-19. We will therefore account for the warrants and the unit purchase option as equity.

PROPOSED BUSINESS

Introduction

        We are a blank check company organized under the laws of the State of Delaware on September 8, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination.

        According to the Energy Information Administration, demand for energy in the global economy will increase from 421 Quadrillion Btu in 2003 to 665 Quadrillion Btu in 2025. According to Spears & Associates, worldwide spending in the oilfield services and equipment sector is scheduled to increase from $198 billion in 2006 to $236 billion in 2007. We believe there are substantial opportunities to provide technology and services to oil and gas producers on a global basis. Management believes we will have opportunities to acquire businesses operating in a number of sub-sectors of the oilfield services industry. Our targeted businesses may include one or more companies that are engaged in:

  •
  Oil and gas contract drilling services. This includes companies that provide conventional and horizontal contract drilling services to exploration and production companies to include land-based and offshore drilling rigs in both U.S. and international markets, rig management services to include technical drilling assistance and personnel and rig repair and maintenance services.

  •
  Other well services. This includes drilling and completion fluids, well logging and other wireline services, measurement-while-drilling and logging-while-drilling services, well stimulation, casing services, coiled tubing services, well engineering and project management and well testing services.

  •
  Manufacturing, selling and distributing oilfield services and products. This includes companies that manufacture, sell and distribute products and perform services that are used in the drilling and completion of new oil and gas wells and the maintenance of existing wells.

  •
  Seismic acquisition and reservoir imaging. This includes companies that acquire, process, interpret and market geophysical information that provides 2D and 3D images of the subsurface as well as 4D surveys on a contract basis to a single client or on a multi-client basis where the data is licensed to multiple clients.

  •
  Marine transportation and supply. This includes companies that employ offshore support vessels to transport materials, supplies and personnel and to position drilling structures.

  •
  Oil and gas exploration. This includes companies engaged in the exploration for new oil and gas wells, as well as drilling and completion activities in mature fields.

        We believe there are substantial opportunities to operate onshore as well as offshore, in both domestic and international markets. We may also make investments in oil and gas exploration, development and production activities. We believe these segments offer significant organic growth and/or consolidation opportunities in highly fragmented markets with abundant potential acquisition targets.

        We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within any segment of the energy chain, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

Industry Trends

        The International Energy Outlook 2007 (Energy Information Administration, U.S. Department of Energy) projects strong growth for worldwide energy demand over the next 25 years. Despite the recent increase in world oil prices, overall economic growth is expected to increase at an annual rate of 3.8 percent over this period. To fuel this growth, world oil consumption is expected to increase from 80 million barrels per day (bpd) in 2003 to 98 million bpd in 2015 and to 118 million bpd in 2030. The annual consumption of natural gas is expected to increase from 95 tcf to 182 tcf over the same time period.

        We believe demand for oilfield services is a function of oil and gas companies' willingness to make operating and capital expenditures to explore for, develop and produce hydrocarbons, which in turn is affected by current and expected levels of oil and gas prices. As oil and gas prices have rebounded beginning in early 1999, worldwide spending on oilfield services and equipment, according to Spears & Associates, Inc.'s ("Spears") Oilfield Market Report 2006, has increased from $75 billion in 1999 to an expected $236 billion in 2007.

        Increased expenditures for exploration and production activities typically are due to the deployment of additional drilling and well servicing rigs. As such, the number of active rigs, or rig count, serves as an indicator of future demand for oilfield services. According to Baker Hughes, U.S. and worldwide rig counts at January 2007 were 1,699 and 3,314, respectively, an increase of 57% and 34% from three years ago. After several years of double-digit increases in the U.S. rig count, Spears expects the U.S. rig count to decrease by 3% in 2007.

Management and Board Expertise

        Our executive officers and directors have extensive experience in the energy industry as managers, principals or directors of worldwide energy companies. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the energy industry, with experience in negotiating and structuring transactions in the areas in which we will attempt to compete. Prior to the consummation of a business combination, we intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses in the energy industry and negotiating the terms of such transaction.

        By way of background, during their employment at Pride International, Inc. Messrs. Bragg, O'Leary, Estrada and Guiscardo were involved in, and had various responsibilities for, approximately 30 transactions in the oilfield services industry. The size of the deal teams involved in these transactions ranged typically from eight to ten persons, including outside financial and legal personnel. However, Messrs. Bragg, O'Leary, Estrada and Guiscardo had primary supervisory responsibilities on such teams and were the principal strategists for the teams. Representative examples of these significant transactions and the roles played by these individuals are listed below in decreasing order of transaction dollar amounts: (i) the merger into Pride International, Inc. of Marine Drilling Companies, Inc., a New York Stock Exchange Company, completed in September 2001, in exchange for approximately $776.6 million worth of Pride International, Inc.'s securities, for which Messrs. Bragg and O'Leary were primarily responsible for identification of Marine Drilling Companies, Inc., conducting due diligence, and for consummating the transaction, and for which Mr. Bragg was primarily responsible for negotiating the terms of the transaction; (ii) the acquisition by Pride International, Inc of the operating subsidiaries of Forasol-Foramer N.V., a Paris-based drilling contractor, completed in March 1997, for approximately $285.6 million, for which Mr. Bragg was primarily responsible for identification of Forasol-Foramer N.V. and conducting due diligence for Pride International, and for which Mr. O'Leary, then an employee of Forasol-Foramer N.V., was primarily responsible for conducting due diligence for Forasol-Foramer N.V., and for which Messrs. Bragg and O'Leary were primarily responsible for negotiating the terms of and for consummating the transaction; (iii) the acquisition by Pride International, Inc of Noble Corp.'s mat-supported jackup rig division, completed in May 1997, for approximately $269 million, for which Mr. Bragg was primarily responsible for identification of Noble Corp., conducting due diligence, negotiating the terms of and for consummating the transaction; (iv) the acquisition by Pride International, Inc of Quitral-Co S.A.I.C., a Latin American company with land rigs in Argentina and Venezuela, completed in April 1996, for approximately $140 million, for which Messrs. Bragg and Estrada were primarily responsible for identification of Quitral-Co S.A.I.C., conducting due diligence, negotiating the terms of and for consummating the transaction; and (v) the acquisition by Pride International, Inc of Servicios Especiales San Antonio S.A., a well services company, completed in April 2000, for approximately $137.4 million, for which Messrs. Bragg and Estrada were primarily responsible for identification of Servicios Especiales San Antonio S.A. and negotiating the terms of the transaction, and for which Messrs. Bragg, Estrada and Guiscardo were primarily responsible for conducting due diligence and for consummating the transaction. In the second quarter of 2006 Mr. Guiscardo had primary supervisory responsibility for proposing and consummating the sale of Pioneer Natural Resources' Argentine operations to Apache for approximately $675 million. Within the past five years Messrs. Russell and DeClaire had no supervisory role over acquisitions in the energy industry. Mr. Estrada was recently involved in efforts to acquire from Pride International, Inc. its Latin American land and services division and Mr. O'Leary is currently in discussions to become an executive manager of, and beneficial owner of a minority interest in an energy services group headquartered in Asia and which caters to the international oil & gas and petrochemical industries. For the past two years Mr. Bragg has been subject to a non-competition agreement that has limited his activities in the energy industry. However, immediately prior to the limitations imposed by his non-competition agreement, Mr. Bragg had primary supervisory responsibility while at Pride for acquisition and divestiture transactions, the value of which were of sizes larger than those contemplated by this prospectus.

        Subsequent to the consummation of a business combination, we believe that the strengths of our management team, particularly their extensive operations experience in the energy industry, will be valuable with respect to operating any business we may acquire.

Regulations

    Government Regulation

        Government regulation significantly affects the energy industry, including international conventions, national, state and local laws and regulations in force in the countries in which we may operate. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

    Environmental Regulation

        We will be subject to numerous national and local environmental laws and regulations relating to our operations and activities. Current and proposed fuel and product specifications under a number of environmental laws could have a significant effect on our profitability. Environmental laws and regulations could also require us to remediate or otherwise redress the effects on the environment of prior disposal or release of chemicals or petroleum substances. Such contingencies may exist for various sites, including storage facilities, refineries, chemicals plants and waste disposal areas. The extent and cost of future environmental restoration, remediation and abatement programs are often inherently difficult to estimate. They depend on the magnitude of any possible contamination, the timing and extent of the corrective actions required and our share of liability relative to that of other solvent responsible parties. Our operations will also be subject to environmental and common law claims for personal injury and property damage caused by the release of chemicals, hazardous materials or petroleum substances.

    United States Regulation

        The Clean Air Act and its regulations require, among other things, new fuel specifications and sulphur reductions, enhanced monitoring of major sources of specified pollutants; stringent air emission limits and new operating permits for chemical plants, refineries, marine and distribution terminals; and risk management plans for storage of hazardous substances. In addition, the Clean Water Act is designed to protect and enhance the quality of U.S. surface waters by regulating the discharge of wastewater and other discharges from both onshore and offshore operations. Facilities are required to obtain permits for most surface water discharges, install control equipment and implement operational controls and preventative measures, including spill prevention and control plans.

        The Resource Conservation and Recovery Act, or RCRA, regulates the storage, handling, treatment, transportation and disposal of hazardous and non-hazardous wastes. It also requires the investigation and remediation of certain locations at a facility where such wastes have been handled, released or disposed of. Our facilities may generate and handle a number of wastes regulated by RCRA that are subject to investigation and corrective action.

        Under the Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or Superfund, waste generators, site owners, facility operators and certain other parties are strictly liable for part or all of the cost of addressing sites contaminated by spills or waste disposal regardless of fault or the amount of waste sent to a site. Additionally, each state has laws similar to CERCLA.

        The Petroleum Marketing Practices Act, or PMPA, is a federal law that governs the relationship between a refiner and a distributor pursuant to which the refiner permits a distributor to use a trademark in connection with the sale or distribution of motor fuel. The PMPA provides that a refiner may not terminate or fail to renew its distributor contracts unless certain enumerated preconditions or grounds for termination or nonrenewal are met and it also complies with prescribed notice requirements. The PMPA provides that distributors may enforce the provisions of the act through civil actions against the refiner. After a business combination, if we terminate or fail to renew one or more distributor contracts in the absence of the specific grounds permitted by the PMPA, or fail to comply with the prescribed notice requirements in effecting a termination or nonrenewal, those distributors may file lawsuits against us to compel continuation of their contracts or to recover damages from us.

        In addition, after a business combination we could become regulated under the Oil Pollution Act, which amended the Clean Water Act. Among other requirements, the Oil Pollution Act requires the owner or operator of a tank vessel or facility to maintain an emergency oil response plan to respond to releases of oil or hazardous substances. Also, in case of such releases, the Oil Pollution Act requires responsible parties to pay the resulting removal costs and damages, provides for substantial civil penalties, and authorizes the imposition of criminal and civil sanctions for violations. States where we may have operations may have similar laws to the Oil Pollution Act. Spills of oil and other hazardous substances could occur at our facilities.

        Other significant legislation includes the Toxic Substances Control Act, which regulates the development, testing, import, export and introduction of new chemical products into commerce; the Occupational Safety and Health Act which imposes workplace safety and health, training and process standards to reduce the risks of chemical exposure and injury to employees; the Emergency Planning and Community Right-to-Know Act, which requires emergency planning and spill notification as well as public disclosure of chemical usage and emissions. In addition, the U.S. Department of Transportation through agencies such as the Office of Pipeline Safety and the Office of Hazardous Materials Safety regulates in a comprehensive manner the transportation of products such as gasoline and chemicals to protect the health and safety of the public.

    European Union Regulation

        Within the European Union, member states either apply the Directives of the European Commission or enact regulations. By joint agreement, European Union Directives may also be applied within countries outside of Europe.

        A European Commission Directive for a system of Integrated Pollution Prevention and Control, or IPPC, was approved in 1996. This system requires the issuance of permits through the application of Best Available Techniques, also know as BAT. In the event that the use of BAT results in the breach of an environmental quality standard, plant emissions must be reduced. The Directive encompasses most activities and processes undertaken by the oil and petrochemical industry within the European Union.

        The European Union Large Combustion Plant Directive sets emission limit values for sulphur dioxide, nitrogen oxides and particulates from large combustion plants. It also required phased reductions in emissions from existing large combustion plants. The second important set of air emission regulations that may affect our operations is the Air Quality Framework Directive and its three set of directives on ambient air quality assessment and management, which prescribe, among other things, ambient limit values for sulphur dioxide, oxides of nitrogen, particulate matter, lead, carbon monoxide, ozone, cadmium, arsenic, nickel, mercury and polyaromatic hydrocarbons.

        The European Commission's Clean Air for Europe Program is expected to lead to the publication of a Thematic Strategy on Air Pollution, or TSAP. TSAP will outline the environmental objectives for air quality and measures to be taken to achieve the Commission's objectives.

        In Europe there is no overall soil protection regulation, although proposals on measures may be presented by the European Commission in the near future. Certain individual member states have soil protection policies. Each has its own contaminated land regulations.

        The European Commission adopted an official proposal on October 29, 2003 for a future regulation on European Chemical Policy referred to as the Registration, Evaluation and Authorization of Chemicals, or REACH. This proposal is now being discussed by the European Parliament and Council. Although oil and natural gas have been temporarily exempted from the scope under the current proposal, about 30,000 other chemicals will have to be re-registered and evaluated. This could affect our refinery products and chemicals manufactured and imported in the European Union. Local costs could also be associated with further testing, data availability systems, management and administration.

        The European Commission adopted a Directive on Environmental Liability on April 21, 2004. The proposal seeks to implement a strict liability approach for damage to biodiversity and services lost from high-risk operations by April 30, 2007. Member states are considering how to implement the regime. Possibilities of damage insurance, increased preventive provisions and injunctive relief to third parties are also possible.

        Other environment-related existing regulations which may have an impact on our future operations include the Major Hazards Directive which requires emergency planning, public disclosure of emergency plans and ensuring that hazards are assessed, and effective emergency management systems are in place; the Water Framework Directive which includes protection of groundwater; and the Framework Directive on Waste to ensure that waste is recovered or disposed without endangering human health and without using processes or methods which could harm the environment.

    Maritime Oil Spill Regulation

        The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions, and those vessels that operate in United States waters, which includes the United States' territorial sea and its two hundred nautical mile exclusive economic zone.

        Under OPA, vessel owners, operators and bareboat charterers are "responsible parties" and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

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  natural resources damages and the costs of assessment thereof;

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  real and personal property damages;

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  net loss of taxes, royalties, rents, fees and other lost revenues;

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  lost profits or impairment of earning capacity due to property or natural resources damage; and

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  net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.

        OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. Some states which have enacted such legislation have not yet issued implementing regulations defining vessels owners' responsibilities under these laws.

    Other environmental initiatives

        The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

        Although the United States is not a party thereto, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended, or the CLC, and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel's registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Many of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $4 million plus approximately $566 per gross registered ton above 5,000 gross tons with an approximate maximum of $80.5 million per vessel, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limit liability is forfeited under the CLC where the spill is caused by the owner's actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner's intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

    Security regulation

        Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the United States Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect on July 1, 2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security, or ISPS Code. Among the various requirements are:

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  on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

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  on-board installation of ship security alert systems;

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  the development of vessel security plans; and

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  compliance with flag state security certification requirements.

        The United States Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate, or ISSC, that attests to the vessel's compliance with SOLAS security requirements and the ISPS Code.

Effecting a Business Combination

    General

        We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

        Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition, there are no limitations on the type of oilfield service investments (including investments in securities of entities that own or finance oilfield services activities) we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments (including investments in securities of entities that own or finance oilfield services activities) in any location or product type.

        Paul A. Bragg, our chairman of the board and chief executive officer, is a party to an employment, non-competition and confidentiality agreement with Pride International, Inc., or Pride. Among other things, this agreement prohibits Mr. Bragg, directly or indirectly, from engaging or investing in any activity competitive with Pride generally within 200 miles of Pride's offices or rig yards until June 29, 2007. Given the geographic scope of Pride's existing business, we will not acquire any business activity in drilling and related oilfield services until after June 29, 2007, absent a waiver from Pride. For further information regarding this agreement, see "Risk Factors—Risks Related to Our Business" and "Management—Directors and Executive Officers."

    We have not identified a target acquisition

        To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

        Subject to the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of the transaction, as described below in more detail and the terms of Mr. Bragg's employment, non-competition and confidentiality agreement, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

    Sources of target acquisition

        While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates in the global oilfield services industry that we intend to target. Target acquisitions will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. Target acquisitions may also be brought to our attention by such unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers may also introduce us to target acquisitions they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. In no event will any of our existing officers, directors or stockholders or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of a business combination.

    Selection of a target acquisition and structuring of a business combination

        Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition, and the terms of Mr. Bragg's employment, non-competition and confidentiality agreement, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

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  earnings and growth potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  competitive position;

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  financial condition and results of operation;

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  barriers to entry into the energy and related industries;

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  stage of development of the products, processes or services;

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  breadth of services offered;

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  degree of current or potential market acceptance of the services;

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  regulatory environment of the industry; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target acquisition, we will conduct an extensive due diligence review which will encompass, among other things, a review of all environmental issues, and a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

        In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

        The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us or in connection with the consummation of the initial business combination.

    Fair market value of target acquisition

        The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount). To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination.

        Prior to entering into an agreement for a target acquisition, the fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc., stating whether the fair market value meets the 80% of net assets held in trust threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target acquisitions based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80% threshold is determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 80% of the net assets held in trust." Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such assets or stock equals at least 80% of our net assets held in trust excluding taxes, amounts disbursed for working capital and the deferred portion of the underwriter's compensation.

    Possible lack of business diversification

        Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several oilfield services businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

        In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

    Limited ability to evaluate the target business's management

        Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

    Opportunity for stockholder approval of business combination

        Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

        In connection with the stockholder vote required to approve any business combination, all of our founding stockholders have agreed to vote all of their shares of common stock owned by them prior to or acquired in this offering, or purchased in the private placement, in accordance with a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following completion of this offering, they will vote such acquired shares of common stock in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder's shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

        Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

    Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer to each public stockholder (but not to our founding stockholders, nor to any of our officers and directors to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Founding stockholders are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering, after this offering or in the private placement into a pro rata share of the trust account. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $6,000,000 from the purchase of the founder securities by our founding stockholders, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $7.88 or $0.12 less than the per-unit offering price of $8.00. Because the initial per share conversion price is $7.88 per share (plus any interest net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

        If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $6.0 million ($0.24 per share) of deferred underwriting discount held in the trust account.

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder wishes to exercise his conversion rights, he must vote against the proposed business combination and, at the same time, demand that we convert his shares into cash by marking the appropriate space on the proxy card. If, notwithstanding a stockholder's vote, the proposed business combination is consummated, then such stockholder will be entitled to receive a pro rata share of the trust account, including any interest earned thereon as of date which is two business days prior to the proposed consummation of the business combination. If a stockholder exercises his conversion rights, then he will be exchanging his shares of our common stock for cash and will no longer own these shares of common stock. A stockholder will only be entitled to receive cash for these shares if he continues to hold these shares through the closing date of the proposed business combination and then tenders his stock certificate to us. If a stockholder converts his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof. If the proposed business combination is not consummated then a stockholder's shares will not be converted into cash, even if such stockholder elected to convert.

    Liquidation if no business combination

        Our amended and restated certificate of incorporation provides that we will continue in existence only until                           , 2009 [24 months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on             , 2009 [24 months from the date of this prospectus] as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

        A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the completion of the offering. In the event we liquidate after termination of our existence by operation of law on             , 2009 [24 months from the date of this prospectus], we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

        Our founding stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering or purchased in the private placement upon our liquidation prior to a business combination, including the common stock underlying the founder warrants. There will be no distribution with respect to our warrants which will expire worthless. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust fund, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our officers and directors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000 in the case of a liquidation after our termination of existence by operation of law on             , 2009 [24 months from the date of this prospectus]) and have agreed not to seek repayment for such expenses.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.88 (of which approximately $0.24 per share is attributable to the underwriters' discount), or $0.12 less than the per-unit offering price of $8.00. Assuming an interest rate of 4.9% on the funds in the trust account, if we consummate a business combination within approximately 9 months after the consummation of this offering, upon the exercise of a stockholder's conversion right a stockholder will not receive a full return of his investment. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $7.88, plus interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our executive officers and directors have agreed, pursuant to agreements with us that, if we liquidate prior to the consummation of a business combination, they will be jointly and severally liable only if a vendor, service provider, prospective target business or other entity does not provide a valid and enforceable waiver to any rights or claims to the trust account to pay debts and obligations to creditors. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters' discount. Based on information we have obtained from our executive officers and directors, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our executive officers and directors would be able to satisfy those obligations.

        We will seek to reduce the possibility that our executive officers and directors will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to up to $2,500,000 (comprised of $250,000 available outside of the trust account from the offering proceeds and up to $2,250,000 interest income, net of taxes payable on all interest income earned on the trust account, which we may seek to withdraw from the trust account for working capital purposes) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on             , 2009 [24 months from the date of this prospectus], currently estimated at up to $15,000). The indemnification provisions are set forth in the insider letter, dated as of             , 2007, executed by our executive officers and directors. The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from officers and directors will not be available. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by                           , 2009 [24 months from the date of this prospectus], it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. Our executive officers and directors have, however, agreed to jointly and severally indemnify us against claims from such vendors, service providers, prospective target businesses or other entities that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable. We have an obligation to pursue indemnification from our officers and directors pursuant to the terms of their agreements with us. Further, our officers and directors are liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.88 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder's shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Competition

        We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of energy related and oilfield services businesses. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

        Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

        Further, the following may not be viewed favorably by certain target acquisitions:

  •
  our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

  •
  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

  •
  the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets held in trust (net of taxes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

  •
  our outstanding warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our principal executive offices at 777 Post Oak Blvd., Suite 610, Houston, Texas 77056. The cost for this space is approximately $8,000 per-month under a lease with a 38 month term commencing April 9, 2007. The landlord for the lease is Gateway Ridgecrest, Inc. As part of the negotiation, the landlord required a 38 month lease term if we were to secure the lease for the space. In the event that a business combination is not approved within 24 months, Paul Bragg has agreed to assume personally the responsibility for the balance of the lease payments for the remaining fourteen months. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

        We have two executive officers: Paul A. Bragg and Christopher G. DeClaire. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target acquisition, or (ii) performing due diligence on one or more target acquisitions or (iii) completing the business combination for a selected target acquisition. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        Our management will provide stockholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

        We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after July 15, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

        There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$197,000,000 of the net offering proceeds will be deposited into a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $191,000,000 from the net proceeds payable to us and $6,000,000 of the proceeds attributable to the underwriters' discount.	$167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $197,000,000 of net offering proceeds held in trust will only be invested in United States "government securities' within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target acquisition
	The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters' discount) at the time of such acquisition.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares of common stock sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to convert his or her shares of common stock into his or her pro rata share of the trust account; provided that if holders of 30% or more of our outstanding common stock both elect to convert their shares of common stock and vote against the business combination, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website. See the section appearing elsewhere in the prospectus entitled "Where You Can Find Additional Information."
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
If we are unable to complete a business combination
	by , 2009 [24 months from the date of this prospectus], our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in the prospectus. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see "Proposed Business—Liquidation if No Business Combination."
The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See "Risk Factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies." In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Paul A. Bragg	51	Chairman of the Board and Chief Executive Officer
Christopher G. DeClaire	47	Chief Financial Officer, Vice President, Secretary, Treasurer and Director
Jorge E. Estrada M.	58	Director
Marcelo D. Guiscardo	54	Director
John C.G. O'Leary	51	Director
John Russell	67	Director

        Paul A. Bragg has served as our Chairman of the Board of Directors and Chief Executive Officer since our inception. Except for actively managing personal investments, Mr. Bragg has not been involved in relevant business activity since June 2005. From March 1999 until June 2005, Mr. Bragg was Chief Executive Officer of Pride International, Inc., one of the world's largest international drilling and oilfield services companies. From February 1997 to January 2004 and from September 2004 until June 2005, he also served as President of Pride. From February 1997 to March 1999, he served as Chief Operating Officer. He joined Pride in July 1993 as its Vice President and Chief Financial Officer. From 1988 until he joined Pride, Mr. Bragg was an independent business consultant and managed private investments. He previously served as Vice President and Chief Financial Officer of Energy Service Company, Inc. (now Ensco International, Inc.) from 1983 through 1987. Mr. Bragg served on the Executive Committee of the Board of Directors of the International Association of Drilling Contractors (IADC) from 2002 through 2005 and was Vice Chairman of IADC in 2005. Mr. Bragg has also served on the Board of Directors of the American Petroleum Institute and of the Children's Assessment Center in Houston, Texas. Mr. Bragg graduated from the University of Texas at Austin in 1977 with a B.B.A. in Accounting.

        Christopher G. DeClaire has served as our Chief Financial Officer, Vice-President, Secretary, Treasurer and a Director since our inception. Mr. DeClaire is President of DeClaire Interests, Inc. a private investment and consulting firm that he formed in 2002. From 1999 through December 2002, Mr. DeClaire was a principal and managing director of Odyssey Capital, LLC, an investment banking and private equity firm. While with Odyssey he served as a director of several companies. From 1992 through 1998, Mr. DeClaire founded and served as chief executive officer of two staffing companies. In 1994, Mr. DeClaire and a partner acquired SkillMaster, Inc., a temporary staffing company, in which he served as Chairman and Chief Executive Officer until 1998 and for which he had direct involvement in all aspects of management, operations and sales. During Mr. DeClaire's tenure at Skillmaster, the company's annual revenue grew from $5 million to over $120 million. It is anticipated that Mr. DeClaire's experience will be valuable in operating and growing Vantage, provided Mr. DeClaire remains as one of our officers and directors following any business combination. In 1998 Mr. DeClaire sold his interest in SkillMaster. From 1988 to 1991 Mr. DeClaire served as the Vice President for business development for Uzar International, Inc. a Texas based trading company that joint ventured with a Soviet private company trading computers for raw materials and exporting those materials for hard currency. From 1983 to 1988, Mr. DeClaire was involved in the financial services industry, beginning his career with Travelers Insurance as sales and marketing manager, and then in 1986 founding Westbridge Securities, a financial investment firm, which he later sold to Sun Life in 1988. Mr. DeClaire graduated from Michigan State University in 1982 with a bachelor's degree in pre-law with a minor in accounting. Mr. DeClaire is the past President and Chairman of the Children's Assessment Center in Houston. He serves on the Texas State board of Child Advocates and is active in legislative issues concerning children's lives.

        Jorge E. Estrada M. has served as a Director since inception. From July 1993 to January 2002, Mr. Estrada was employed as a consultant to Pride International, Inc. From January 2002 to May 2005 he was employed by Pride in a business development capacity. He also served as a director of Pride from July 1993 until May 2005. Mr. Estrada is also the President and Chief Executive Officer of JEMPSA Media and Entertainment, a company specializing in the Spanish and Latin American entertainment industry. Previously, Mr. Estrada served as president of Geosource's worldwide drilling division and vice president of its exploration division in Latin America. Mr. Estrada is the President and a major stockholder of Petrolera del Comahue, an independent Argentine oil and gas producer. Mr. Estrada is a member of the Board of Governors of the Lincoln School of Buenos Aires and is a member of the Board of Trustees of Washington and Lee University. Mr. Estrada received a B.S. in geophysics from Washington and Lee University, and was a PhD candidate at the Massachusetts Institute of Technology in Cambridge, Massachusetts.

        Marcelo D. Guiscardo has served as a Director since our inception. Mr. Guiscardo served as president of Pioneer Natural Resources, Inc.'s Argentine subsidiary from January 2005 until May 2006, when he was instrumental in proposing and implementing the sale of the company. From March 2000 until January 2005, he was Vice President—E&P Services for Pride International, Inc. From September 1999 until joining Pride, he was President of GDM Business Development, a private company providing consulting services to the energy industry. From November 1993 until September 1999, Mr. Guiscardo held two executive officer positions with and was a Director of YPF Sociedad Anonima (now part of Repsol YPF S.A.), an international integrated energy company. Mr. Guiscardo was YPF's Vice President of Business Development in 1998 and 1999. Prior to that, he was YPF's Vice President of Exploration and Production. From 1979 to 1993 he filled a variety of positions for Exxon Company USA and Exxon International (now ExxonMobil) that culminated in having E&P responsibilities over the Middle East (Abu Dhabi, Egypt, Saudi Arabia and Yemen), France, Thailand and Cote d'Ivoir. Mr. Guiscardo graduated in May 1979 as B.S. in Civil Engineering from Rutgers College of Engineering in New Brunswick, New Jersey.

        John C.G. O'Leary has served as a Director since our inception. As of April 27, 2007 Mr. O'Leary has become a member of the board of directors of Technip, an international engineering and construction company in the energy industry. Until January 2007, Mr. O'Leary was a partner of Pareto Offshore ASA, a consultancy firm based in Oslo, Norway, providing consultancy and brokerage services to customers in the energy industry. Prior to commencing with Pareto Offshore in November 2004, Mr. O'Leary was President of Pride. He joined Pride in 1997 as Vice President-Worldwide Marketing when Pride International acquired his former company, Forasol-Foramer, a Paris-based drilling contractor that specialized in deep offshore drilling and international land drilling. Mr. O'Leary served as a Director of IADC and as IADC Regional Vice President-International. Mr. O'Leary commenced his professional career in the oil business in 1979 with the Irish National Petroleum Corporation, where he was responsible for crude oil trading and downstream product distribution. He joined the French oil company Total in 1980 and worked as a drilling engineer with assignments in the North Sea, Middle East and China. In 1985 Mr. O'Leary joined Forasol-Foramer and served as manager for joint ventures and business development. Mr. O'Leary was appointed to the managing board of Forasol-Foramer in 1990 and was responsible for worldwide marketing and business development. He was instrumental in taking Forasol-Foramer public on the NASDAQ in 1996 and played an active role in the sale of the company to Pride International in 1997. Mr. O'Leary received an Honors BE in civil engineering from University College, Cork, Ireland in 1977. He holds two post-graduates degrees, one in finance from Trinity College, Dublin and one in petroleum engineering from the French Petroleum Institute in Paris. Mr. O'Leary is a former member of the Board of Trustees of Awty International School in Houston. He is a member of the Supervisory Board of Huisman Itrec, a Dutch company specializing in equipment design and manufacturing for the offshore industry.

        John Russell has served as a Director since our inception. Except for actively managing personal investments, Mr. Russell has not been involved in relevant business activity since October 1998. Mr. Russell served as President of Baker Hughes from August 1998 until his retirement in October 1998. Previously, he served as President and Chief Executive Officer of Western Atlas from 1997 until August 1998, when the company was acquired by Baker Hughes Incorporated. Mr. Russell previously served as Executive Vice President and Chief Operating Officer, Oilfield Services, of Western Atlas from 1994 until the spin-off of the company from Litton Industries, when he was named President and Chief Executive Officer of the company. Mr. Russell served as President and Chief Executive Officer of Western Atlas International, Inc., the Company's principal operating subsidiary, from 1991 to 1994. Mr. Russell was Senior Vice President of Litton Industries and Group Executive of Litton's Resource Exploration Services Group from 1991 to 1994. Mr. Russell served as a member of the National Petroleum Council.

        Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. Our Bylaws provide that the number of directors which may constitute the board of directors shall not be less than one or more than nine. Upon completion of this offering our board of directors will have six members. The term of office of the first class of directors, consisting of Paul Bragg, Jorge E. Estrada M. and John Russell, will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Christopher G. DeClaire, Marcelo D. Guiscardo and John C.G. O'Leary, will expire at the second annual meeting following the completion of this offering.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to identify and effect an acquisition.

        By way of background, during their employment at Pride International, Inc. Messrs. Bragg, O'Leary, Estrada and Guiscardo were involved in, and had various responsibilities for, approximately 30 transactions in the oilfield services industry. The size of the deal teams involved in these transactions ranged typically from eight to ten persons, including outside financial and legal personnel. However, Messrs. Bragg, O'Leary, Estrada and Guiscardo had primary supervisory responsibilities on such teams and were the principal strategists for the teams. Representative examples of these significant transactions and the roles played by these individuals are listed below in decreasing order of transaction dollar amounts: (i) the merger into Pride International, Inc. of Marine Drilling Companies, Inc., a New York Stock Exchange Company, completed in September 2001, in exchange for approximately $776.6 million worth of Pride International, Inc.'s securities, for which Messrs. Bragg and O'Leary were primarily responsible for identification of Marine Drilling Companies, Inc., conducting due diligence, and for consummating the transaction, and for which Mr. Bragg was primarily responsible for negotiating the terms of the transaction; (ii) the acquisition by Pride International, Inc of the operating subsidiaries of Forasol-Foramer N.V., a Paris-based drilling contractor, completed in March 1997, for approximately $285.6 million, for which Mr. Bragg was primarily responsible for identification of Forasol-Foramer N.V. and conducting due diligence for Pride International, and for which Mr. O'Leary, then an employee of Forasol-Foramer N.V., was primarily responsible for conducting due diligence for Forasol-Foramer N.V., and for which Messrs. Bragg and O'Leary were primarily responsible for negotiating the terms of and for consummating the transaction; (iii) the acquisition by Pride International, Inc of Noble Corp.'s mat-supported jackup rig division, completed in May 1997, for approximately $269 million, for which Mr. Bragg was primarily responsible for identification of Noble Corp., conducting due diligence, negotiating the terms of and for consummating the transaction; (iv) the acquisition by Pride International, Inc of Quitral-Co S.A.I.C., a Latin American company with land rigs in Argentina and Venezuela, completed in April 1996, for approximately $140 million, for which Messrs. Bragg and Estrada were primarily responsible for identification of Quitral-Co S.A.I.C., conducting due diligence, negotiating the terms of and for consummating the transaction; and (v) the acquisition by Pride International, Inc of Servicios Especiales San Antonio S.A., a well services company, completed in April 2000, for approximately $137.4 million, for which Messrs. Bragg and Estrada were primarily responsible for identification of Servicios Especiales San Antonio S.A. and negotiating the terms of the transaction, and for which Messrs. Bragg, Estrada and Guiscardo were primarily responsible for conducting due diligence and for consummating the transaction.

        In the second quarter of 2006 Mr. Guiscardo had primary supervisory responsibility for proposing, and consummating the sale of Pioneer Natural Resources' Argentine operations to Apache for approximately $675 million. Within the past five years Messrs. Russell and DeClaire had no supervisory role over acquisitions in the energy industry. Mr. Estrada was recently involved in efforts to acquire from Pride International, Inc. its Latin American land and services division and Mr. O'Leary is currently in discussions to become an executive manager of, and beneficial owner of a minority interest in an energy services group headquartered in Asia and which caters to the international oil & gas and petrochemical industries. For the past two years Mr. Bragg has been subject to a non-competition agreement that has limited his activities in the energy industry. However, immediately prior to the limitations imposed by his non-competiton agreement, Mr. Bragg had primary supervisory responsibility while at Pride for acquisition and divestiture transactions, the value of which were of sizes larger than those contemplated by this prospectus.

        Mr. Bragg is a party to an employment, non-competition and confidentiality agreement with Pride International, Inc., or Pride, pursuant to which he agreed to forebear from certain activities. For a complete description of this agreement, see the previous section entitled "Risk Factors—Risks Related to our Business. Our Chief Executive Officer is a party to an employment, non-competition and confidentiality agreement with his former employer that will limit his use of information he obtained from his former employer, limit the types of companies we can target for an initial transaction and may make us a less attractive buyer to certain target companies and which will limit who we may hire."

        Mr. Bragg filed suit against Pride in early October 2005 seeking a declaratory judgment that the non-competition provisions of his employment agreement are unlawful and unenforceable. Shortly thereafter, Mr. Bragg filed a second lawsuit against Pride alleging that Pride breached written and oral employment agreements with him and seeking damages aggregating more than $17.0 million. The suits were consolidated. Pride has filed counterclaims against Mr. Bragg seeking, among other things, a declaratory judgment that the non-competition provisions of his employment agreement are enforceable, restitution of certain amounts paid to Mr. Bragg should there be a finding that the non-competition provisions of his employment agreement are unenforceable, and disgorgement of certain amounts previously paid to Mr. Bragg. On January 26, 2007, Pride filed a notice of nonsuit regarding its claims that the non-competition provisions of Mr. Bragg's employment agreement are enforceable and, alternatively, for restitution of sums paid in consideration of such non-competiton provisions. The effect of this nonsuit is that Pride is no longer pursuing these claims against Mr. Bragg, although other claims unrelated to non-competition remain.

        Mr. O'Leary is also party to an employment, non-competition and confidentiality agreement with Pride which contains substantially similar restrictions to Mr. Bragg's agreement except that the non-competition and non-solicitation restrictions in Mr. O'Leary's agreement expired in November 2006.

Director Independence

        Our board of directors has determined that Messrs. Estrada, Guiscardo, O'Leary and Russell are "independent directors" within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Estrada, Guiscardo, O'Leary and Russell. Mr. O'Leary will serve as the chairman of our audit committee. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

  •
  serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

  •
  reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

  •
  providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate," meaning they are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. O'Leary satisfies the definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under the SEC's rules and regulations.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Estrada, Guiscardo, O'Leary and Russell, each of whom is an independent director as defined by the rules of the American

Stock Exchange and the SEC. Mr. O'Leary will serve as the chairman of our nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

        The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

        We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Compensation for Officers and Directors

        No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our existing officers, directors, stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations. After a business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the discussion below as well as the previous section entitled "Management—Directors and Executive Officers" and "Risk Factors—Risks Related to our Business. Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented." Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

  •
  Since the founding stockholders own shares of our common stock which will be released from escrow only if a business combination is successfully completed and since the founder stockholders may own securities which will become worthless if a business combination is not consummated, our board, whose members are founding stockholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

  •
  Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

  •
  Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. Our directors and officers have agreed to vote any shares of common stock acquired by them in this offering in accordance with a majority of the public stockholders and any shares of common stock acquired by them after this offering in favor of a business combination.

  •
  If we were to make a deposit, down payment or fund a "no shop" provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, the founding stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such founding stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business's management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

  •
  If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of certain other business affiliations and as more fully discussed below, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved. However, prior to the effective date of this prospectus each of our officers and directors will enter into an agreement with us and with the underwriter(s) whereby he agrees to present to us, prior to presentation to any other person or entity, opportunities to acquire entities, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director, subject to any pre-existing fiduciary or contractual obligation he has. The terms of these agreements may only be modified or waived by written instrument executed and delivered by the party against whom such modification or waiver is to be enforced. There can be no assurance that any such terms will not be modified or waived, which could result in the presentment of business opportunities to other entities before presentment to us; provided, however, neither the company nor the underwriters has any current intentions to permit such a modification or amendment.

        Mr. Estrada is the President and a major stockholder of Petrolera del Comahue, an independent Argentine oil and gas producer. Mr. Guiscardo is a principal of a fabrication entity headquartered in Argentina that provides equipment to companies in the energy industry. As of April 27, 2007 Mr. O'Leary has become a member of the board of directors of Technip, an international engineering and construction company in the energy industry. We do not know if any of these entities will be competitive with us because we do not know if any of these entities would consider the business combinations that we would seek. Currently, Mr. Estrada, Mr. Guiscardo and Mr. O'Leary owe a fiduciary duty to Petrolera del Comahue, the fabrication entity and Technip, respectively, and are obligated to present business opportunities to such entities. Given the size and nature of the business combinations that we would seek, we do not believe there will be any conflicts between these entities and us. There are no other entities to which any of our officers and directors owes a fiduciary duty, although Mr. Estrada was recently involved in efforts to acquire from Pride International, Inc. its Latin America land and services division and Mr. O'Leary is currently in discussions to become an executive manager of, and beneficial owner of a minority interest in, an energy services group headquartered in Asia and which caters to the international oil & gas and petrochemical industries. Should Mr. Estrada renew his efforts and successfully acquire those assets from Pride International, Inc. and should Mr. O'Leary enter into a definitive agreement to become an executive manager of the energy services group with whom he is in discussions, then Mr. Estrada and Mr. O'Leary may be deemed to have a conflict and would therefore first present business opportunities appropriate for their respective entities to such entities and afterwards to us, assuming that such opportunity is declined to be pursued in writing by them. As of the date of this prospectus, neither Mr. Estrada nor Mr. O'Leary has entered into definitive agreements with respect to their respective opportunities.

        Each of our officers and directors actively manages his personal investments, some of which are in the energy industry. We are not precluded from acquiring a company in which our officers and directors have made an investment although we have agreed that any officer or director that has such an investment must recuse themselves from any discussion or approval with respect to same and not to consummate such a business combination with an entity that is affiliated (as defined in Rule 405 of the Securities Act) with any of the founding stockholders, officers or directors unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to our stockholders from a financial point of view. We have implemented these policies in order to address any conflicts of interest that may exist either (i) between management of these personal investments and us or (ii) if we acquire a company in which our officers and directors have made a passive/minority investment. Although there are no arrangements, understandings or agreements regarding the priorities and preferences assigned to us as compared to the personal investments of our officers and directors, we believe that we will receive priority regarding any business opportunities since, except as described above, none our officers and directors owes fiduciary duties to other entities.

        In addition to both statutory and common law obligations of fiduciary responsibility, our officers and directors have agreed to give the company priority regarding any business opportunities, except as described above. In order to minimize potential conflicts of interest which may arise from other corporate affiliations that may arise in the future, prior to consummation of this offering, each of our officers and directors has agreed, except as described above, until the earliest of our consummation of a business combination, our liquidation or such time as he or she ceases to be an officer or director, (i) to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be deemed appropriate for our company based on the description in this registration statement of our proposed business or which is required to be presented to us under Delaware law, and (ii) that he or she shall not assist or participate with any other person or entity in the pursuit of or negotiation with respect to such business opportunity unless and until he or she receives written notice from us that we have determined not to pursue such business opportunity.

        In the course of their other business activities, our officers and directors have not identified investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Although Mr. Estrada was recently involved in efforts to acquire from Pride International, Inc. its Latin America land and services division, the offer made to Pride by a group which included Mr. Estrada for its Latin America Land and Services division, expired on May 2, 2007. As of the date of this prospectus, we are unaware of any extension which such investor group may have provided to Pride and in fact we have been advised by Mr. Estrada that such offer has been officially withdrawn. Furthermore, since we initiated the process of establishing this company as a blank check company and became aware of the regulatory limitations with respect to our ability to identify or engage in any discussions with a possible acquisition candidate, or representatives thereof, prior to the consummation of this proposed public offering, we have clearly indicated to Mr. Estrada to pursue this opportunity on his own with the investor group and that the company would not be involved in any manner. Any and all discussions and negotiations between Mr. Estrada's investor group and Pride have been as part of a confidential process, conducted through their advisors, and consequently, we are unaware of the direct dealings of that proposed offer. In the event that Mr. Estrada's group does acquire the division, notwithstanding the expiry and withdrawal of their offer, it is our understanding that Mr. Estrada was to only have a minority interest in such group and that he did not control the group, and consequently, he would not have been able to determine how such business would ultimately have been operated. Should the opportunity for the Pride Latin America Land and Services division become available to us in the future, we would not consider this as our initial business combination to be submitted to stockholders for approval. Given the historic relations between our management and Pride, we believe that this would be an unlikely scenario in any case. Our management has not inquired about the division or the status of Pride's sale process with Pride, nor do we intend to do so.

        In connection with the stockholder vote required to approve any business combination, all of the founding stockholders have agreed to vote the shares of common stock owned by them prior to or in this offering, or purchased in the private placement, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. The founding stockholders have also agreed that if they acquire shares of common stock following this offering, they will vote such acquired shares of common stock in favor of a business combination. Accordingly, any shares of common stock acquired by founding stockholders in the open market will not have the same right to vote as public stockholders with respect to a potential business combination (since they are required to vote in favor of a business combination). Additionally, the founding stockholders will not have conversion rights with respect to shares of common stock acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our liquidation. In addition, with respect to shares of common stock owned by them prior to this offering or purchased in the private placement, including the common stock underlying the warrants, they have agreed to waive their respective rights to participate in any liquidation including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares of common stock acquired in the open market.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of the founding stockholders, officers or directors unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc., that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of founder securities and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock
	Before the Offering		As Adjusted for the Offering and Private Placement (3)
Name and Address of Beneficial Owners (1)	Number of Shares (2)	Percentage of Common Stock	Number of Shares (2)	Percentage of Common Stock
Paul A. Bragg (4)	1,750,000	28.0%	1,855,000	5.9%
Christopher G. DeClaire (5)	900,000	14.4%	954,000	3.0%
Jorge E. Estrada M. (6)	900,000	14.4%	954,000	3.0%
Marcelo D. Guiscardo (7)	900,000	14.4%	954,000	3.0%
John C.G. O'Leary (8)	900,000	14.4%	954,000	3.0%
John Russell (9)	900,000	14.4%	954,000	3.0%
All Directors and Additional Officers as a Group (6 persons)	6,250,000	100%	6,625,000	20.9%

(1)
Unless otherwise indicated, the business address of each of the stockholders is 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

(2)
Unless otherwise indicated, all ownership is direct beneficial ownership.

(3)
Assumes only the sale of 25,000,000 units in this offering and the sale of 375,000 units in the private placement, but not the exercise of the 25,375,000 warrants comprising such units and the 3,000,000 founder warrants.

(4)
Paul A. Bragg is our Chairman and Chief Executive Officer. For estate planning purposes, Mr. Bragg may transfer some or all of his shares of common stock to a grantor retained annuity trust for the benefit of family and friends.

(5)
Christopher G. DeClaire is our Chief Financial Officer, Vice President, Secretary, Treasurer and a Director.

(6)
Jorge E. Estrada M. is a Director of the Company.

(7)
Marcelo D. Guiscardo is a Director of the Company.

(8)
John C.G. O'Leary is a Director of the Company. For estate planning purposes, Mr. O'Leary may transfer some or all of his shares of common stock to an entity for the benefit of his family.

(9)
John Russell is a Director of the Company. For estate planning purposes, Mr. Russell may transfer some or all of his shares of common stock to a family limited partnership for the benefit of his family.

        Our founding stockholders have agreed that prior to the effective date of this prospectus, they will purchase in a private placement transaction a combined total of 375,000 units and 3,000,000 warrants from us at a price of $8.00 per unit and $1.00 per warrant. These units and warrants, which we collectively refer to as the founder securities, cannot be sold or transferred by the founding stockholders who initially purchase these securities from us until one year after the consummation of a business combination, except in certain limited circumstances. The $6,000,000 purchase price of the founder securities will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $6,000,000 purchase price of the founder securities will become part of the liquidation amount distributed to our public stockholders from our trust account and the founder securities will become worthless.

        In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founding stockholders' collective ownership at 20.9% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founding stockholder's collective ownership at 20.9% of our issued and outstanding shares of common stock upon consummation of this offering.

        All of the shares of common stock outstanding prior to the effective date of the registration statement, including shares of common stock included in the founder units, will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

  •
  one year following the consummation of a business combination; and

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target acquisition.

        During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our founding stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering or purchased in the private placement, including the common stock underlying the founder warrants.

        Each of Messrs: Bragg and DeClaire is deemed to be our "parent" and "promoter," as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        On September 8, 2006, we issued 3,125,000 shares of our common stock to certain affiliates listed below for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.008 per share.

Name	Number of Shares	Relationship to Us
Paul A. Bragg	875,000	Chairman and Chief Executive Officer
Christopher G. DeClaire	450,000	Chief Financial Officer, Vice-President, Secretary, Treasurer and Director
Jorge E. Estrada M.	450,000	Director
Marcelo D. Guiscardo	450,000	Director
John C.G. O'Leary	450,000	Director
John Russell	450,000	Director

        In February 2007, we effected a stock dividend in the ratio of one share for each share issued and outstanding, lowering the purchase price of our common stock from $.008 per share to $.004 per share. Following the stock dividend described above, there were 6,250,000 shares of common stock outstanding as follows:

Name	Number of Shares	Relationship to Us
Paul A. Bragg (1)	1,750,000	Chairman and Chief Executive Officer
Christopher G. DeClaire	900,000	Chief Financial Officer, Vice-President, Secretary, Treasurer and Director
Jorge E. Estrada M.	900,000	Director
Marcelo D. Guiscardo	900,000	Director
John C.G. O'Leary (2)	900,000	Director
John Russell (3)	900,000	Director

(1)
For estate planning purposes, Mr. Bragg may transfer some or all of his shares of common stock to a grantor retained annuity trust for the benefit of family and friends.

(2)
For estate planning purposes, Mr. O'Leary may transfer some or all of his shares of common stock to an entity for the benefit of his family.

(3)
For estate planning purposes, Mr. Russell may transfer some or all of his shares of common stock to a family limited partnership for the benefit of his family.

        Immediately after this offering and the private placement, our founding stockholders, collectively, will beneficially own 20.9% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        Our founding stockholders have agreed that prior to the effective date of this prospectus, they will purchase in a private placement transaction pursuant to Regulation D under the Securities Act, a combined total of 375,000 units from us at a price of $8.00 per unit and 3,000,000 warrants from us at a price of $1.00 per warrant. These units and warrants, which we collectively refer to as the founder securities, will not be sold or transferred by the purchaser who initially purchases these units from us until the completion of our initial business combination. The $6,000,000 purchase price of the founder securities will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $6,000,000 purchase price of the founder securities will become part of the liquidation amount distributed to our public stockholders from our trust account and the founder securities will become worthless.

        The holders of a majority of all of (i) the shares of common stock owned or held by the founding stockholders; and (ii) the shares of common stock issuable upon exercise of the founder warrants and the warrants underlying the founder units will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Because the founder units and founder warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our founder securities will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

        Our officers and directors have advanced an aggregate of $275,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, NASD registration fees, AMEX listing fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of January 31, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

        Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our founding stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

        Our founding stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

        After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the oilfield services industries. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the oilfield services industry.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested "independent" directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

        Our amended and restated certificate of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Prior to the effective date of the registration statement, 6,250,000 shares of common stock will be outstanding (excluding the 375,000 shares of common stock which form part of the units to be sold to the founding stockholders prior to the effective date), held by six (6) stockholders of record. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC's website after filing. See the section appearing elsewhere in this prospectus entitled "Where You Can Find Additional Information."

Common stock

        Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, all of our founding stockholders have agreed to vote the shares of common stock owned by them prior to or in this offering, or in the private placement, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following this offering, they will vote such acquired shares of common stock in favor of a business combination.

        In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both exercise their conversion rights discussed below and vote against the business combination. For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

        Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

        Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                           , 2009 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our founding stockholders have agreed to waive their respective rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering or in the private placement, including the shares of common stock underlying the founder warrants.

        Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $6,000,000 from the purchase of the founder securities by our founding stockholders, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Founding stockholders, directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering, after this offering or in the private placement into a pro rata share of the trust account.

        Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred stock

        Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        Prior to the effective date of this prospectus, there will be 3,375,000 warrants outstanding representing warrants included in the founder securities. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; and

  •
  one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

        The warrants will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. The units will begin trading on or promptly after the date of this prospectus. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.

        We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable:

  •
  in whole and not in part;

  •
  at a price of $.01 per warrant;

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

        We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

        Because the units and warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares of common stock issuable upon their exercise.

        No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        Our founding stockholders, or their designees, have agreed to purchase an aggregate of 375,000 of our units and 3,000,000 warrants from us at a price of $8.00 per unit and $1.00 per warrant prior to the effective date of this prospectus. The founder units and founder warrants have terms and provisions that are identical to the units and warrants being sold in this offering, respectively, except that (i) such founder securities will not have a claim to the funds held in the trust account, (ii) such founder securities will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (iii) such founder securities are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iv) the warrants underlying the founder securities will be non-redeemable so long as the founding stockholders hold them, and (v) the warrants underlying the founder securities are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our management, management agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination has been increased and the founding stockholders have committed to a specific amount of unit purchases. The purchase of our securities in a private placement also has the benefit of reducing any concerns about open-market purchases by affiliates present in other blank check offerings.

        The founder securities will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Purchase Option

        We have agreed to sell to Deutsche Bank Securities Inc., the representative of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units at $9.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled "Underwriting—Purchase Option."

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares of Common Stock Eligible for Future Sale

        Immediately after this offering, we will have 31,625,000 shares of common stock outstanding, or 35,375,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 25,000,000 shares sold in this offering, or 28,750,000 shares of common stock if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,625,000 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares of common stock will be eligible for sale under Rule 144 prior to                           , 2008. Notwithstanding this restriction, these 6,625,000 shares of common stock have been placed in escrow and will not be transferable for a period of one year from the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

        Additionally, after this offering there will be 3,375,000 warrants outstanding that upon full exercise will result in the issuance of 3,375,000 shares of common stock to the holders of the founder securities. Such warrants and the underlying shares of common stock are subject to registration as described below under "—Registration Rights."

    Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 316,250 shares of common stock immediately after this offering (or 353,750 if the over-allotment option is exercised in full); and

  •
  if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

    Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

    SEC Position on Rule 144 Sales

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

        As of the date of this prospectus, such restricted shares would include the 6,250,000 shares of common stock purchased at inception by our officers and directors, the 375,000 shares underlying the founder units and the 3,375,000 shares underlying the warrants in the founder securities.

    Registration Rights

        The holders of a majority of all of (i) the 6,625,000 shares of common stock owned or held by the founding stockholders; (ii) the 3,375,000 shares of common stock issuable upon exercise of the 3,000,000 founder warrants and the 375,000 warrants underlying the founder units will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and "piggy back" registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

    Amendments to Our Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

  •
  a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

  •
  a prohibition against completing a business combination if 30% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

  •
  the right of stockholders voting against a business combination to surrender their shares of common stock for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

  •
  a requirement that in the event we do not consummate a business combination by                           , 2009 [24 months from the date of this prospectus] our corporate existence will cease;

  •
  a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to the business combination;

  •
  a limitation on stockholders' rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their conversion rights; and

  •
  the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

        Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination unless the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering approve an amendment or modification to the foregoing provisions. Additionally our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date schedule to vote thereupon.

    Listing

        We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols VTG.U, VTG and VTG.WS, respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware anti-takeover law

        Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of certain United States federal income tax considerations of the purchase, ownership, and disposition of the units. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual circumstances, such as units held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and non-U.S. stockholders (as defined below)) or to persons that will hold the notes as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, partnerships or their partners, or U.S. stockholders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (i) United States federal income tax consequences to a non-U.S. stockholder that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year, or (C) is a corporation which operates through a United States branch, and (ii) state, local or non-United States tax considerations, or (ii) foreign, state, or local tax considerations. This summary is written for investors that will hold their units as "capital assets" under the Internal Revenue Code of 1986, as amended (the "Code"). Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of the units.

        The term "U.S. stockholder" means a holder of our common stock or our warrants that, for federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation under federal income tax laws created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

  •
  an estate the income of which is subject to federal income tax purposes regardless of its source; or

  •
  a trust that is subject to the primary supervision of a court over its administration and one or more U.S. persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations.

        A "non-U.S. stockholder" is a holder who is not a U.S. stockholder.

Taxation of Company

        We are treated as a taxable C corporation under the Internal Revenue Code. As such, the income and losses from our operations and our net capital gains are taxable to us at applicable corporate income tax rates.

Taxation of U.S. Stockholders

    Units

        The purchase of a unit will be treated as the purchase of an investment unit for federal income tax purposes. In order to determine the issue prices of the shares of common stock and the warrants included in a unit, the aggregate purchase price for the unit must be allocated between the shares of common stock and the warrants in proportion to their relative fair market values on the date of issuance. For federal income tax purposes, we will allocate the purchase price of a unit between the share of common stock and the warrants as follows: $             per share of common stock and $             per warrant. Such allocation is for federal income tax purposes only and is not to be relied upon for purposes of valuing the common stock or warrants in connection with a prospective investor's determination to purchase the units being offered hereunder. Although we expect that such allocation will be reasonable, there can be no assurance that the Internal Revenue Service (the "IRS") will respect such allocation. Securityholders are not bound by our allocation of the purchase price and are urged to consult their own tax advisors regarding the specific tax consequences to them of the purchase price allocation.

    Dividends

        A U.S. stockholder will be required to take into account as dividends any distributions made out of our current or accumulated earnings and profits. A U.S. stockholder that is a taxable corporation generally should qualify for the dividends received deduction if the requisite holding period is satisfied. A U.S. stockholder that is taxed as an individual generally should qualify for capital gain treatment for qualified dividends if the requisite holding periods are satisfied and the stockholder does not elect to treat the dividends as investment income for purposes of the investment interest limitations.

        A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's common stock. Instead, the distribution will reduce the adjusted basis of the shares of common stock, and any amount in excess of both our current and accumulated earnings and profits and the adjusted tax basis will be treated as capital gain, long-term if the shares of common stock have been held for more than one year.

    Disposition of Common Stock

        A U.S. Stockholder generally will recognize capital gain or loss for United States federal income tax purposes upon a sale or other disposition of our common stock in an amount equal to the difference between the amount realized from the sale or disposition and the holder's adjusted tax basis in the common stock. Such gain generally will be long-term if, on the date of such sale or disposition, the common stock was held by the holder for more than one year. The deductibility of a capital loss may be subject to limitations.

    Disposition of Warrants

        Upon the exercise of a warrant, a U.S. stockholder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. stockholder's tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period during which the U.S. stockholder held the warrant.

        Upon the sale or other disposition of a warrant, a U.S. stockholder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. stockholder's tax basis in the warrant. Such gain or loss will be long-term gain or loss if the U.S. stockholder has held the warrant for more than one year. In the event that a warrant lapses unexercised, a U.S. stockholder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year.

Taxation of Non-U.S. Stockholders

    Dividends

        The dividends on our common stock paid to a non-U.S. stockholder generally will be subject to withholding of federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a "United States real property holding corporation" (see "Disposition of Common Stock" below), we intend to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

        A non-U.S. stockholder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. In general, non-U.S. stockholders must provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. Applicable Treasury regulations provide alternative methods for satisfying this requirement. Under these Treasury regulations, in the case of common stock held by a foreign intermediary (other than a "qualified intermediary") or a foreign partnership (other than a "withholding foreign partnership"), the foregoing intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner.

    Disposition of Common Stock

        A non-U.S. stockholder generally will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain recognized on a disposition of our common stock, unless we are a United Stated real property holding corporation. A corporation will be classified as a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

        If we are a United States real property holding corporation, a non-U.S. stockholder will be subject to U.S. federal income tax in respect of gain recognized on a disposition of our common stock in the same manner as described above under the caption "Taxation of U.S. Stockholders—Disposition of Common Stock." In addition, upon such disposition, the non-U.S. stockholder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as being regularly traded on an established securities market, the tax on dispositions described above would not apply to any non-U.S. stockholder who, directly and indirectly, at all times during the shorter of the five-year period preceding the date of the disposition or the non-U.S. stockholder's holding period, held 5% or less of our common stock.

    Information Reporting and Backup Withholding Tax

        We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the non-U.S. stockholder is a resident under the provisions of an applicable treaty.

        United States federal backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder if the holder has provided the required certification that the holder is not a U.S. person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

        Proceeds from the disposition of shares of common stock paid to or through the U.S. office of a broker generally will be subject to backup withholding and information reporting unless the non-U.S. stockholder certifies that it is not a U.S. person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-U.S. broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. stockholder that result in an overpayment of taxes generally will be refunded, or credited against the holder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Legend Merchant Group, Inc.

Total	25,000,000

        The underwriting agreement provides that the obligation of the underwriters to purchase all of the 25,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 25,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

        We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $             per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $             per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

        After we consummate a business combination, we intend to use our best efforts to maintain the effectiveness of our registration statement in order to allow exercise of the publicly traded warrants. We will file post-effective amendments to our registration statement in order to reflect in the prospectus any facts or events which arise after the effective date of our registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in our registration statement.

Over-Allotment Option

        We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 3,750,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of our units in this offering will be completed when all the units have been distributed and all selling efforts have been completed. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

        The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters' over-allotment option.

Fees (1)	Fee per unit (1)	Without exercise of over allotment option	With exercise of over allotment option
Public offering price	$8.00	$200,000,000	$230,000,000
Discount (2)	$0.32	$8,000,000	$9,200,000
Deferred underwriting discount	$0.24	$6,000,000	$6,900,000
Proceeds before expenses (3)	$7.44	$186,000,000	$213,900,000

(1)
The total fees do not include the fair value of the purchase option we have agreed to sell to the underwriter, which, based upon a Black-Scholes model, on the date of sale would be approximately $3.9 million using an expected life of four years, volatility of 51.5% and a risk-free interest rate of 4.66%.

(2)
The underwriters have agreed to defer $6,000,000, or $6,900,000 if the underwriters' over-allotment option is exercised in full of their underwriting discount, equal to 3% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount, reduced pro-ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)
The offering expenses are estimated at $750,000 and will be paid in part from the $275,000 loan from officers and directors. Such amounts will be repaid from the proceeds of this offering.

        Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters' discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriters' discount will be distributed on a pro-rata basis among the public stockholders along with any interest accrued thereon.

Purchase Option

        We have agreed to sell to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option and the 1,250,000 units, the 1,250,000 shares of common stock and the 1,250,000 warrants underlying such units, and the 1,250,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Deutsche Bank Securities Inc. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the option may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and "piggy back" registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price.

        Notwithstanding the foregoing, if (a) during the last 17 days of the lock-up period we release earnings results or material news or a material event relating to us occurs, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the lock-up period, the above restrictions shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event.

        The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.9 million using an expected life of four years, volatility of 51.5% and a risk-free interest rate of 4.66%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered a basket of oil service companies. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate our trust account, the option will become worthless.

Directed Unit Program

        At our request, the underwriters have reserved up to 500,000 units for sale at the initial public offering price through a directed unit program to persons who are directors, officers or employees, or who are otherwise associated with our corporate stockholder. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units.

Pricing of this Offering

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

        In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are sales made for an amount not greater than the underwriters' over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

        Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

        Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that if no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealer determines that such payment would not be deemed underwriters compensation in connection with this offering.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

        Ellenoff Grossman & Schole LLP, New York, New York is passing on the validity of the securities offered in this prospectus. Skadden, Arps, Slate, Meagher & Flom, LLP, Los Angeles, California, is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements of Vantage Energy Services, Inc. as of January 31, 2007 and for the period from inception (September 8, 2006) to January 31, 2007, appearing in this prospectus and registration statement have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

FINANCIAL STATEMENTS

JANUARY 31, 2007

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Vantage Energy Services, Inc.
Houston, Texas

        We have audited the accompanying balance sheet of Vantage Energy Services, Inc. (a corporation in the development stage) as of January 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 8, 2006) to January 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vantage Energy Services, Inc. as of January 31, 2007, and its results of operations and its cash flows for the period from inception (September 8, 2006) to January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has no revenue, its business plan is dependent on completion of an initial public offering, and the Company's cash and cash equivalents and working capital as of January 31, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

UHY LLP

Houston, Texas
February 7, 2007, except for Note 7, as to which the date is April 9, 2007

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

BALANCE SHEET

JANUARY 31, 2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,553
Deferred costs	203,813

Total Current Assets	239,366

TOTAL ASSETS	$239,366

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$14,500
Notes payable—stockholders	200,000

Total Current Liabilities	214,500

Commitments	—

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued or outstanding	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 6,250,000 shares issued and outstanding	6,250
Additional paid-in capital	18,750
Deficit accumulated during the development stage	(134)

Total Stockholders' Equity	24,866

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$239,366

See notes to financial statements.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION (SEPTEMBER 8, 2006) TO JANUARY 31, 2007

REVENUE	$—
EXPENSES	134

LOSS BEFORE PROVISION FOR INCOME TAXES	(134)
PROVISION FOR INCOME TAXES	—

NET LOSS	$(134)

Weighted-Average Number of Shares Outstanding
Basic	6,250,000

Diluted	6,250,000

Net Loss Per Share
Basic	$—

Diluted	$—

See notes to financial statements.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

STATEMENT OF STOCKHOLDERS' EQUITY

PERIOD FROM INCEPTION (SEPTEMBER 8, 2006) TO JANUARY 31, 2007

				Deficit Accumulated In the Development Stage
	Common Stock
			Additional Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Issuance of common stock to initial stockholders	6,250,000	$6,250	$18,750	$—	$25,000
Net loss	—	—	—	(134)	(134)

Balance, January 31, 2007	6,250,000	$6,250	$18,750	$(134)	$24,866

See notes to financial statements.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION (SEPTEMBER 8, 2006) TO JANUARY 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(134)
Changes in assets and liabilities:
Accounts payable	14,500

NET CASH USED IN OPERATING ACTIVITIES	14,366

CASH FLOWS FROM FINANCING ACTIVITIES
Change in deferred costs	(203,813)
Proceeds from issuance of common stock to initial stockholders	25,000
Proceeds from notes payable to stockholders	200,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	21,187

NET INCREASE IN CASH AND CASH EQUIVALENTS	35,553
CASH AND CASH EQUIVALENTS—beginning of period	—

CASH AND CASH EQUIVALENTS—end of period	$35,553

See notes to financial statements.

VANTAGE ENERGY SERVICES, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007

1.    Organization

        Vantage Energy Services, Inc. (the "Company") is a blank check company organized under the laws of the State of Delaware on September 8, 2006. The Company was formed to acquire, through a merger, capital stock exchange, asset acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry or related industry. To date, efforts have been limited to organizational activities. The Company does not have any specific business combination under consideration, nor had any discussions with any target business regarding a possible business combination.

        The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company's fiscal year is June 30.

        On February 6, 2007, the Company's Board of Directors authorized and recorded a one-for-one stock split. The total number of authorized common stock shares and par value were unchanged by this action. Accordingly, all references to the number of shares and per share amounts in the financial statements have been presented on a post-split basis.

        The Company's plans call for it to raise $200,000,000 in a public offering ("Proposed Offering") of its securities in which it would propose to issue 25,000,000 Units. Each Unit will consist of one share of the Company's common stock and one warrant. It is expected the Company's management would have broad authority with respect to the application of the proceeds of the Proposed Offering although substantially all of the proceeds of such offering are intended to be applied generally toward consummating a merger, asset acquisition or other similar business combination with a Target Business (a "Business Combination"). The Company's Certificate of Incorporation provides that the Company must mandatorily liquidate in the event it does not enter into a contract for a Business Combination within 18 months from the date of the Proposed Offering or consummate a Business Combination within 24 months from the date of the Proposed Offering. If the Company does not effect a Business Combination within 18 months after consummation of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not been consummated within such 18 months period) (the "Target Business Acquisition Period"), the Company will, in the event it receives stockholder approval for its plan of dissolution, promptly distribute the amount held in trust (the "Trust Fund"), which is substantially all of the proceeds from any initial public offering including any retained accrued interest. In the event there is no Business Combination, the Company will, in the event it receives stockholder approval for its plan of dissolution, dissolve the Company and any remaining net assets, after the distribution of the Trust Fund. Stockholders will be distributed to the holders of common stock.

        In addition, certain officers and directors of the Company have collectively agreed to purchase a combined total of 375,000 units and 3,000,000 warrants prior to the Proposed Offering at the prices of $8 per unit and $1 per warrant for a total of $6,000,000. The warrants will be purchased separately and not in combination with common stock in the form of units.

The purchase price of the securities will be added to the proceeds from the Proposed Offering to be held in the Trust Fund pending completion of a Business Combination. Should a Business Combination not be completed during the Target Business Acquisition Period, then the $6,000,000 purchase price of the securities will become part of the amount payable to the public stockholders upon liquidation of the Trust Fund as part of the plan of dissolution.

        The common stock has one vote per share. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, in the event it receives stockholder approval for its plan of dissolution, the Company's Trust Fund would be distributed pro-rata to all of the common stockholders and their common shares would be cancelled and returned to the status of authorized but unissued shares.

        The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the common stockholders of the Company. Common stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the "Conversion Right"). In the event that holders of a majority of the outstanding shares of common stock vote for the approval of the Business Combination and that holders owning 30% or more of the outstanding common stock do not exercise their Conversion Rights, the Business Combination may then be consummated.

2.    Going Concern Considerations

        As of January 31, 2007, the Company had approximately $35,000 in cash and cash equivalents and working capital of approximately $24,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, indicate the Company may be unable to continue operations as a going concern unless the Proposed Offering is consummated.

        There is no assurance the Company's plans to raise capital or to consummate a Business Combination will be successful within the Target Business Acquisition Period. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

3.    Summary of Significant Accounting Policies

        Cash and Cash Equivalents:    Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

        Deferred costs:    Deferred costs include legal and professional fees incurred in connection with the Proposed Offering.

        Concentration of Credit Risk:    Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The

Company may, in the future, maintain deposits in federally insured financial institutions in excess of federally insured limits.

        Fair Value of Financial Instruments:    The fair values of the Company's assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts as of October 31, 2006.

        Use of Estimates:    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Income Taxes:    Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

        New Accounting Pronouncements:    The Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

4.    Preferred Stock

        The Company is authorized to issue up to 1,000,000 shares of preferred stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Company's board of directors.

5.    Notes Payable

        As of January 31, 2007, certain stockholders of the Company have advanced an aggregate of $200,000 to the Company, on a non-interest bearing basis. The notes are due on the earlier of (i) January 31, 2008 or (ii) the consummation of the Proposed Offering.

6.    Underwriter Purchase Option

        Upon closing of the Proposed Offering, the Company agreed to sell to Deutsche Bank Securities Inc. for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $9.60 per unit, with the warrants issued as part of such units exercisable at $7.20 per share. The units issuable upon exercise of this option are identical to the other units offered by the prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances. The purpose of this option is to compensate the underwriters for the portion of their underwriting deferred discount that will be placed into the trust account and therefore is at risk of loss. The fair value of the purchase option we have agreed to sell to the underwriters is based on a Black-Scholes model on the date of sale and would be approximately $3.9 million using an expected life of four years, volatility of 51.5% and a risk-free interest rate of 4.66%.

7.    Subsequent Events

        On February 6, 2007, the Company's board of directors and stockholders approved to increase the authorized common shares from 60,000,000 to 80,000,000. The amended and restated certificate of incorporation reflecting the approved increase in the number of shares of common stock has not yet been filed with the Secretary of state in the State of Delaware.

        On March 26, 2007, the Company borrowed an additional $75,000 from certain of its stockholders.

        On April 9, 2006, the Company entered into a 38 month office lease with a third party at monthly lease payments of approximately $8,000. To the extent the Company liquidates at or after 24 months, the Company's Chief Executive Officer has personally agreed to be liable for all subsequent lease payments in the event such occurs.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

TABLE OF CONTENTS

Prospectus Summary
Summary Financial Data
Risk Factors
Use of Proceeds
Dilution
Capitalization
Management's Discussion and Analysis of Financial Condition and Results of Operations
Proposed Business
Management
Principal Stockholders
Certain Relationships and Related Party Transactions
Description of Securities
U.S. Federal Income Tax Considerations
Underwriting
Legal Matters
Experts
Where You Can Find Additional Information
Index to Financial Statements

Until                           , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Vantage Energy Services, Inc.

25,000,000 Units

Deutsche Bank Securities

Legend Merchant Group, Inc.

Prospectus

                           , 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees' fee	$1,000	(1)
Initial Escrow Agent Fee	3,500
SEC registration fee	45,315
NASD filing fee	42,850
Accounting fees and expenses	50,000
Printing and engraving expenses	75,000
Legal fees and expenses	250,000
AMEX listing fees and expenses	70,000
Miscellaneous	212,335	(2)

Total	$750,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $12,000 for acting as transfer agent and warrant agent of the registrant's common stock and warrants, respectively.

(2)
This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

        "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Paul A. Bragg (1)	1,750,000
Christopher G. DeClaire	900,000
Jorge E. Estrada M.	900,000
Marcelo D. Guiscardo	900,000
John C.G. O'Leary (2)	900,000
John Russell (3)	900,000
Total	6,250,000

(1)
Paul A. Bragg is our Chairman and Chief Executive Officer. For estate planning purposes, Mr. Bragg may transfer some or all of his shares of common stock to a grantor retained annuity trust for the benefit of family and friends.

(2)
For estate planning purposes, Mr. O'Leary may transfer some or all of his shares of common stock to an entity for the benefit of his family.

(3)
For estate planning purposes, Mr. Russell may transfer some or all of his shares of common stock to a family limited partnership for the benefit of his family.

        Such shares of common stock were issued on September 8, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to "accredited investors" as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the persons above were sold for an aggregate offering price of $25,000 at a purchase price of $0.004 per share, after giving effect to a stock dividend effected in February 2007 in the ratio of one share for each share issued and outstanding. No underwriting discounts or commissions were paid with respect to such sales.

        Prior to the effective date of this prospectus the founding stockholders will purchase 375,000 founder units and 3,000,000 founder warrants from us. These founder securities will be issued pursuant to the exemption from registration contained in Section 4(2) of the

Securities Act as they were sold to "accredited investors" as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our officers and directors in connection with these founder securities and is attached as an exhibit. Our officers and directors have subscribed for and, prior to the effective date of this prospectus, will purchase the founder securities in the amount set forth below opposite their respective names.

Stockholders	Number of Shares	Number of Warrants
Paul A. Bragg	105,000	945,000
Christopher G. DeClaire	54,000	486,000
Jorge E. Estrada M.	54,000	486,000
Marcelo D. Guiscardo	54,000	486,000
John C.G. O'Leary	54,000	486,000
John Russell	54,000	486,000
Total	375,000	3,375,000

        In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founding stockholder's collective ownership at 20.9% of our issued and outstanding shares of common stock upon consummation of the offering If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founding stockholder's collective ownership at 20.9% of our issued and outstanding shares of common stock upon consummation of this offering.

Item 16. Exhibits and Financial Statement Schedules.

        See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 17. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii.
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    i.
    If the registrant is relying on Rule 430B:

    A.
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    B.
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    ii.
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv.
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of May, 2007.

VANTAGE ENERGY SERVICES, INC.
By:	/s/ PAUL A BRAGG Name: Paul A. Bragg Title: Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ PAUL A BRAGG Paul A. Bragg	Chairman and Chief Executive Officer (Principal Executive Officer)	May 4, 2007
/s/ CHRISTOPHER G. DECLAIRE* Christopher G. DeClaire	Chief Financial Officer Vice President, Secretary, Treasurer, and Director (Principal Financial and Accounting Officer)	May 4, 2007
/s/ JORGE E ESTRADA M.* Jorge E. Estrada M.	Director	May 4, 2007
/s/ MARCELO D. GUISCARDO* Marcelo D. Guiscardo	Director	May 4, 2007
/s/ JOHN C.G. O'LEARY* John C.G. O'Leary	Director	May 4, 2007
/s/ JOHN RUSSELL* John Russell	Director	May 4, 2007
* By Paul A Bragg Attorney in Fact

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.†
3.2	Form of Amended and Restated Certificate of Incorporation.†
3.3	By-laws.†
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Agreement to be granted to Deutsche Bank Securities Inc. †
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Ellenoff Grossman & Schole LLP. *
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and the Founding Stockholders.
10.3	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders.
10.4	Form of Letter Agreement by Paul A. Bragg.†
10.5	Form of Letter Agreement by Christopher G. DeClaire.†
10.6	Form of Letter Agreement by Jorge E. Estrada M.†
10.7	Form of Letter Agreement by Marcelo D. Guiscardo.†
10.8	Form of Letter Agreement by John C.G. O'Leary.†
10.9	Form of Letter Agreement by John Russell.†
10.10	Lease Agreement between the Registrant and Gateway Ridgecrest, Inc.
10.11	Amended and Restated Subscription Agreement between the Registrant and the Founding Stockholders. †
10.12	Promissory Note, dated October 31, 2006, issued to Paul A. Bragg in the amount of 50,000. †
10.13	Promissory Note, dated October 31, 2006, issued to Paul A. Bragg in the amount of 21,000. †
10.14	Promissory Note, dated October 31, 2006, issued to Christopher G. DeClaire in the amount of 10,800. †
10.15	Promissory Note, dated October 31, 2006, issued to Jorge E. Estrada M. in the amount of 10,800. †
10.16	Promissory Note, dated October 31, 2006, issued to Marcelo D. Guiscardo in the amount of 10,800. †
10.17	Promissory Note, dated October 31, 2006, issued to John C.G. O'Leary in the amount of 10,800. †
10.18	Promissory Note, dated October 31, 2006, issued to John Russell in the amount of 10,800. †
10.19	Promissory Note, dated January 31, 2007, issued to Paul A. Bragg in the amount of 21,000. †
10.20	Promissory Note, dated January 31, 2007, issued to Christopher G. DeClaire in the amount of 10,800. †
10.21	Promissory Note, dated January 31, 2007, issued to Jorge E. Estrada M. in the amount of 10,800. †
10.22	Promissory Note, dated January 31, 2007, issued to Marcelo D. Guiscardo in the amount of 10,800. †
10.23	Promissory Note, dated January 31, 2007, issued to John C.G. O'Leary in the amount of 10,800. †
10.24	Promissory Note, dated January 31, 2007, issued to John Russell in the amount of 10,800. †

10.25	Employment, non-competition and confidentiality agreement between Paul A. Bragg and Pride International, Inc.
10.26	Charter of the Audit Committee of the Board of Directors
10.27	Charter of the Nominating Committee of the Board of Directors
14	Code of Business Conduct and Ethics
23.1	Consent of UHY LLP.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*
23.3	Consent of Gardere Wynne Sewell LLP †
24	Power of Attorney (Included on Signature Page).

*
To be filed by amendment.

†
Previously filed